EXHIBIT 4.1

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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                             Dated as of May 6, 1997

                                      among

                      WEIDER NUTRITION INTERNATIONAL, INC.
                                       and
                         ITS SUBSIDIARIES NAMED HEREIN,

                            THE LENDERS NAMED HEREIN

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

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                                TABLE OF CONTENTS

                                                                           PAGE

1.    AMOUNT AND TERMS OF CREDIT.............................................1
      1.1   REVOLVING CREDIT ADVANCES........................................1
      1.2   LETTERS OF CREDIT................................................2
      1.3   PREPAYMENT.......................................................3
      1.4   USE OF PROCEEDS; OBLIGORS' REPRESENTATIVE........................3
      1.5   INTEREST ON REVOLVING CREDIT LOAN................................4
      1.6   FEES.............................................................7
      1.7   CASH MANAGEMENT SYSTEMS..........................................7
      1.8   RECEIPT OF PAYMENTS..............................................7
      1.9   APPLICATION AND ALLOCATION OF PAYMENTS...........................7
      1.10  LOAN ACCOUNT AND ACCOUNTING......................................8
      1.11  ACCESS...........................................................8
      1.12  INDEMNITY........................................................9
      1.13  TAXES...........................................................10
      1.14  CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY...................11
      1.15  REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS.............12
      1.16  SINGLE LOAN.....................................................13

2.    CONDITIONS PRECEDENT..................................................13
      2.1   CONDITIONS TO REVOLVING CREDIT LOAN.............................13
      2.2   FURTHER CONDITIONS TO EACH REVOLVING CREDIT ADVANCE.............14

3.    REPRESENTATIONS AND WARRANTIES........................................15
      3.1   CORPORATE EXISTENCE; COMPLIANCE WITH LAW........................15
      3.2   EXECUTIVE OFFICES...............................................16
      3.3   CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.........16
      3.4   FINANCIAL STATEMENTS AND PROJECTIONS............................16
      3.5   COLLATERAL REPORTS..............................................17
      3.6   MATERIAL ADVERSE EFFECT.........................................17
      3.7   OWNERSHIP OF PROPERTY; LIENS....................................17
      3.8   RESTRICTIONS; NO DEFAULT........................................18
      3.9   LABOR MATTERS...................................................18
      3.10  VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND
            INDEBTEDNESS....................................................18
      3.11  GOVERNMENT REGULATION...........................................18
      3.12  MARGIN REGULATIONS..............................................19
      3.13  TAXES...........................................................19
      3.14  ERISA...........................................................20
      3.15  NO LITIGATION...................................................21
      3.16  BROKERS.........................................................21

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      3.17  EMPLOYMENT MATTERS..............................................21
      3.18  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES....................21
      3.19  FULL DISCLOSURE.................................................21
      3.20  HAZARDOUS MATERIALS.............................................22
      3.21  INSURANCE POLICIES..............................................22
      3.22  DEPOSIT AND DISBURSEMENT ACCOUNTS...............................22
      3.23  GOVERNMENT CONTRACTS............................................22
      3.24  CUSTOMER AND TRADE RELATIONS....................................22
      3.25  AGREEMENTS AND OTHER DOCUMENTS..................................23

4.    FINANCIAL STATEMENTS AND INFORMATION..................................23
      4.1   REPORTS AND NOTICES.............................................23
      4.2   COMMUNICATION WITH ACCOUNTANTS..................................23

5.    AFFIRMATIVE COVENANTS.................................................24
      5.1   MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS................24
      5.2   PAYMENT OF OBLIGATIONS..........................................24
      5.3   BOOKS AND RECORDS...............................................25
      5.4   LITIGATION......................................................25
      5.5   INSURANCE.......................................................25
      5.6   COMPLIANCE WITH LAWS............................................26
      5.7   AGREEMENTS......................................................26
      5.8   SUPPLEMENTAL DISCLOSURE.........................................26
      5.9   EMPLOYEE PLANS..................................................26
      5.10  ENVIRONMENTAL MATTERS...........................................27
      5.11  LANDLORDS' AGREEMENTS AND BAILEE LETTERS AND MORTGAGEE
             AGREEMENTS.....................................................27
      5.12  LEASED LOCATIONS OF COLLATERAL..................................27

6.    NEGATIVE COVENANTS....................................................28
      6.1   MERGERS, SUBSIDIARIES, ETC......................................28
      6.2   INVESTMENTS; LOANS AND ADVANCES.................................30
      6.3   INDEBTEDNESS....................................................30
      6.4   EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.......................31
      6.5   CAPITAL STRUCTURE AND BUSINESS..................................32
      6.6   GUARANTEED INDEBTEDNESS.........................................32
      6.7   LIENS...........................................................32
      6.8   SALE OF ASSETS..................................................33
      6.9   ERISA...........................................................33
      6.10  HAZARDOUS MATERIALS.............................................33
      6.11  SALE-LEASEBACKS.................................................33
      6.12  CANCELLATION OF INDEBTEDNESS....................................34
      6.13  RESTRICTED PAYMENTS.............................................34
      6.14  LEASES..........................................................35

                                      -ii-

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      6.15  FISCAL YEAR.....................................................35
      6.16  CHANGE OF CORPORATE NAME........................................35
      6.17  SALE OF STOCK...................................................35
      6.18  CASH MANAGEMENT.................................................35
      6.19  NO IMPAIRMENT OF CROSS-STREAMING, UPSTREAMING,
            DOWNSTREAMING OR LIENS..........................................36
      6.20  FINANCIAL COVENANTS.............................................36
      6.21  INTERCOMPANY LOANS..............................................36
      6.22  NEW YORK STOCK EXCHANGE LISTING.................................37

7.    TERM .................................................................37
      7.1   TERMINATION.....................................................37
      7.2   SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING
             ARRANGEMENTS...................................................37

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES................................37
      8.1   EVENTS OF DEFAULT...............................................37
      8.2   REMEDIES........................................................40
      8.3   WAIVERS BY OBLIGORS.............................................41

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...................41
      9.1   ASSIGNMENT AND PARTICIPATIONS...................................41
      9.2   APPOINTMENT OF AGENT............................................43
      9.3   AGENT'S RELIANCE, ETC...........................................44
      9.4   GE CAPITAL AND AFFILIATES.......................................44
      9.5   LENDER CREDIT DECISION..........................................45
      9.6   INDEMNIFICATION.................................................45
      9.7   SUCCESSOR AGENT.................................................45
      9.8   SETOFF AND SHARING OF PAYMENTS..................................46
      9.9   ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION;
            ACTIONS IN CONCERT..............................................47

10. SUCCESSORS AND ASSIGNS..................................................49
      10.1  SUCCESSORS AND ASSIGNS..........................................49

11. MISCELLANEOUS...........................................................49
      11.1  COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT...................49
      11.2  AMENDMENTS AND WAIVERS..........................................49
      11.3  FEES AND EXPENSES...............................................51
      11.4  NO WAIVER.......................................................52
      11.5  REMEDIES........................................................53
      11.6  SEVERABILITY....................................................53
      11.7  CONFLICT OF TERMS...............................................53
      11.8  AUTHORIZED SIGNATURE............................................53

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      11.9  GOVERNING LAW...................................................53
      11.10 NOTICES.........................................................54
      11.11 CONFIDENTIALITY.................................................54
      11.12 SECTION TITLES..................................................55
      11.13 COUNTERPARTS....................................................55
      11.14 WAIVER OF JURY TRIAL............................................55
      11.15 AMENDMENT AND RESTATEMENT.......................................55
      11.16 REINSTATEMENT...................................................56

12.   CROSS-GUARANTY........................................................56
      12.1  CROSS-GUARANTY..................................................56
      12.2  CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS...............57
      12.3  OBLIGATIONS ABSOLUTE............................................57
      12.4  WAIVER..........................................................58
      12.5  RECOVERY........................................................58
      12.6  LIABILITY CUMULATIVE............................................58


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                   INDEX OF EXHIBITS, SCHEDULES AND ANNEXES

Exhibit A                  -     Form of Notice of Revolving Credit Advance
Exhibit B                  -     Form of Notice of Conversion/Continuation
Exhibit C                  -     Form of Revolving Credit Note
Exhibit D                  -     Form of Collateral Certificate

Schedule 1.7               -     Bank Accounts
Schedule 3.2               -     Executive Offices
Schedule 3.4               -     Projections and Pro Forma
Schedule 3.7               -     Real Estate and Leases
Schedule 3.9               -     Labor Matters
Schedule 3.10              -     Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock
Schedule 3.13              -     Tax Matters
Schedule 3.14              -     ERISA Plans
Schedule 3.15              -     Litigation
Schedule 3.16              -     Brokers
Schedule 3.17              -     Employment Matters
Schedule 3.18              -     Intellectual Property
Schedule 3.20              -     Hazardous Materials
Schedule 3.21              -     Insurance Policies
Schedule 3.23              -     Government Contracts
Schedule 3.25              -     Material Agreements, Licenses, etc.
Schedule 5.1               -     Trade Names
Schedule 6.3               -     Indebtedness
Schedule 6.4               -     Affiliate and Employee Loans, Transactions and
                                  Employment Agreements
Schedule 6.7               -     Liens
Schedule 11.8              -     Authorized Signatures

Annex A (Recitals)         -     Definitions
Annex B (Section 1.2)      -     Letters of Credit Documents
Annex C (Section 1.7)      -     Cash Management System
Annex D (Section 2.1(b))   -     Schedule of Additional Closing Documents
Annex E (Section 4.1(a))   -     Financial Statements and Projections-Reporting
Annex F (Section 4.1(b))   -     Collateral Reports
Annex G (Section 6.20)     -     Financial Covenants
Annex H (Section 9.9)      -     Lenders' Account Information
Annex I (Section 11.10)    -     Notice Addresses
Annex J                    -     Revolving Credit Loan Commitments

            This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 6, 1997 among AMERICAN NUTRITION BARS, INC., a Utah corporation, GREAT AMERICAN FOODS, INC., a Utah corporation, SCHIFF PRODUCTS, INC., a Utah corporation, WEIDER NUTRITION GROUP, INC., a Utah corporation ("NUTRITION") (the foregoing collectively referred to herein as "BORROWERS" and individually as a "Borrower"), WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation ("HOLDINGS"), WNG HOLDINGS (INTERNATIONAL) LTD., a Nevada corporation (the foregoing (a) excluding Borrowers, collectively referred to herein as "GUARANTORS" and individually as a "GUARANTOR" and (b) including Borrowers, collectively referred to herein as "OBLIGORS" and individually as an "OBLIGOR"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders, and the other Lenders from time to time signatory hereto.

                                    RECITALS

            WHEREAS, Obligors and Publishing Obligors (as hereinafter defined) are parties to a Second Amended and Restated Credit Agreement dated as of April 8, 1997 (as heretofore amended, supplemented or otherwise modified, the "PRIOR CREDIT AGREEMENT") pursuant to which the Lenders signatory thereto provided to Borrowers and Publishing Borrowers (as hereinafter defined) aggregate commitments of up to One Hundred Fifty Million Dollars ($150,000,000) on the terms and conditions set forth therein;

            WHEREAS, pursuant to a Suspension and Termination Agreement of even date herewith (the "TERMINATION AGREEMENT") among Obligors, Publishing Obligors, Agent, Lenders and GE Capital, such Persons have agreed that (a) insofar as it relates to the Obligors, the Prior Credit Agreement shall be amended and restated hereby to reflect aggregate commitments of up to One Hundred Thirty Million Dollars ($130,000,000) to be provided by Lenders to Borrowers on the terms and conditions set forth herein and (b) insofar as it relates to Publishing Obligors, the Prior Credit Agreement shall remain in effect subject to the terms of the Termination Agreement;

            WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A. All Schedules, Exhibits, Annexes and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

            1.1 REVOLVING CREDIT ADVANCES. (a) Upon and subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make available, from time to time, until the Revolving Commitment Termination Date, for each Borrower's use and upon the request of Holdings therefor, its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE") in an aggregate

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amount which shall not at any given time exceed an amount equal to the sum of
(i) the Revolving Credit Loan Commitment LESS (ii) the amount of the Letter of Credit Obligations outstanding at such time LESS (iii) such reserves as Agent deems customary or appropriate for a transaction of the nature contemplated by this Agreement and the other Loan Documents (collectively, "BORROWING AVAILABILITY"); PROVIDED, THAT no Revolving Credit Advance shall be made to a Borrower if, immediately prior and after giving actual and pro forma effect thereto, such Borrower shall not be Solvent. Until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Revolving Commitment Termination Date, Borrowers may from time to time borrow, repay (subject to SECTION 1.12(C)) and reborrow under this SECTION 1.1(A). Each Revolving Credit Advance shall be made on notice by Holdings to the individual designated by Agent from time to time as its representative responsible for receiving such notice, such notice to be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan; PROVIDED, HOWEVER, that unless Holdings shall also have complied with the requirements of SECTION 1.5(E), all such Revolving Credit Advances shall bear interest by reference to the Index Rate. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") shall be substantially in the form of EXHIBIT A hereto, specifying the information requested therein and such other information as may be required by Agent and shall be given in writing (by telecopy) or by telephone confirmed immediately in writing. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

            (b) Each Borrower shall execute and deliver to each Lender a third amended and restated revolving credit note to evidence the Revolving Credit Loan, such note to be in the principal amount of the Revolving Credit Loan Commitment of such Lender and substantially in the form of EXHIBIT C hereto (each a "REVOLVING CREDIT NOTE" and, collectively, the "REVOLVING CREDIT NOTES"). The Revolving Credit Notes shall represent the obligation of each Borrower to pay the amount of the Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lenders to such Borrower and all other obligations with interest thereon as prescribed in SECTION 1.5. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Revolving Commitment Termination Date.

            1.2 LETTERS OF CREDIT. Subject to the terms and conditions of ANNEX B, Agent shall issue Letters of Credit or letter of credit guarantees in accordance with such ANNEX B.

            1.3 PREPAYMENT. (a) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed Borrowing Availability or any other limitation contained in SECTION 1.1(A), Borrowers shall immediately repay the Revolving Credit Loan in the amount of such excess.

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            (b) Any prepayments required under CLAUSE (A) above shall be applied as follows: FIRST, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; SECOND, to interest then due and payable on Revolving Credit Advances made to the applicable Borrower; THIRD, to the principal balance of Revolving Credit Advances outstanding to the applicable Borrower until the same shall have been paid in full; FOURTH, to the Letter of Credit Obligations of the applicable Borrower to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized; FIFTH, to interest then due and payable on the Revolving Credit Advances outstanding to each Borrower (or other Borrower, as the case may be), PRO rata; SIXTH, to the principal balance of the Revolving Credit Advances made to each Borrower (or other Borrower, as the case may be), PRO RATA, until the same shall have been paid in full, and LAST to the Letter of Credit Obligations of each Borrower (or other Borrower, as the case may be), PRO RATA, to provide cash collateral therefor in the manner set forth in ANNEX B, until all such Letter of Credit Obligations have been fully cash collateralized. The Revolving Credit Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

            (c) No prepayment fee or penalty (except as described in SECTION 1.12(C)) shall be payable in respect of any mandatory prepayment under this
SECTION 1.3.

            1.4 USE OF PROCEEDS; OBLIGORS' REPRESENTATIVE. (a) Obligors shall utilize the proceeds of Revolving Credit Advances solely for the financing of ordinary working capital and general corporate needs and for other purposes not prohibited by the terms hereof, including the financing of fees and expenses incurred in connection with the consummation of the transactions contemplated hereby, permitted Capital Expenditures, Permitted Acquisitions and permitted intercompany loans (but excluding in any event any direct or indirect redemption, purchase, repayment or defeasance of any Stock of any Obligor). In addition to the foregoing, to the extent the proceeds of the IPO are insufficient to repay the "Term Loan" (as defined in the Prior Credit Agreement) in full on the Closing Date, proceeds of the initial Revolving Credit Advance shall be utilized to make such repayment.

            (b) Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Obligor hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances, giving instructions with respect to the disbursement of the proceeds of the Revolving Credit Loan, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Obligor or Obligors under the Loan Documents. Holdings hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Holdings as a notice or communication from all Obligors, and may give any notice or communication required or permitted to be given to any Obligor or Obligors hereunder to Holdings on behalf of such Obligor or Obligors. Each Obligor agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Holdings shall be deemed for all purposes to have been made by such Obligor and shall be binding upon and enforceable against such Obligor to the same extent as if the same had been made directly by such Obligor.

            1.5 INTEREST ON REVOLVING CREDIT LOAN. (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in arrears on (i) the first day of each month with respect to Index Rate Loans, commencing on June 1, 1997 and (ii) on the last day of each applicable LIBOR Period with respect to LIBOR Loans, at a rate equal to (i) the Index Rate plus the applicable per annum rate set forth in the following grid (the "INDEX Margin") or (ii) at Holdings' election in accordance with SECTION 1.5(E), the applicable LIBOR Rate plus the applicable per annum rate set forth in the following grid (the "LIBOR MARGIN"; the Index Margin, LIBOR Margin and L/C Margin (as hereinafter defined), each a "MARGIN"), in each case based on the amounts outstanding from time to time under the Revolving Credit Loan.


                   FUNDED DEBT TO              REVOLVING CREDIT LOAN
                   EBITDA RATIO          LIBOR MARGIN        INDEX MARGIN
                  ----------------      --------------      --------------
                      > 3.0                  2.50                 1.00
                      -
                  > 2.5 but < 3.0            2.25                 0.75
                  -
                  > 2.0 but < 2.5            2.00                 0.50
                  -
                  > 1.5 but < 2.0            1.50                 0.00
                  -
                      < 1.5                  1.25                 0.00

As of the Closing Date, the effective Margin for the Revolving Credit Loan shall be the Margin in the foregoing grid corresponding to a Funded Debt to EBITDA ratio of greater than or equal to 3.0. Thereafter, determinations of each Margin will be based on a Funded Debt to EBITDA ratio calculated in accordance with paragraph (e) of ANNEX G. The initial adjustment (up or down) in the Margins will be effective June 1, 1997 based on the Pro Forma and, thereafter, all further adjustments (up or down) in the Margins will be implemented prospectively (A) on a quarterly basis, effective on the first Business Day of the first calendar month that occurs more than five (5) days after delivery to Lenders of Holdings' quarterly Financial Statements for the preceding Fiscal Quarter, commencing with such Financial Statements delivered for the Fiscal Quarter ending May 31, 1997 and (B) after giving pro forma effect to each Permitted Acquisition involving aggregate consideration in excess of $5,000,000 (including assumed or consolidated liabilities), effective on the first Business Day of the first calendar month that occurs more than five (5) days after delivery to Lenders of certificates and pro forma financial information required to be delivered in respect of such Permitted Acquisitions. Concurrently with the delivery of the Pro Forma and the Financial Statements described in the foregoing clause (A), Holdings shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the determination of each Margin.


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Failure to timely deliver any of the foregoing Pro Forma or Financial
Statements, certificates or pro forma financial information shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Margins to the highest level set forth in the foregoing grid, until the first Business Day of the first calendar month following the delivery of such applicable information demonstrating that such an increase is not required. If a Default or Event of Default shall have occurred or be continuing at the time any reduction in the Margin is to be implemented, that reduction shall be deferred until the first Business Day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

            (b) If any payment on the Revolving Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be calculated based on the Index Rate as in effect each day. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

            (d) So long as any Default or Event of Default shall have occurred and be continuing, and after written notice from Agent to Holdings, the interest rates applicable to the Revolving Credit Loan and any other Obligations shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable hereunder ("DEFAULT RATE").

            (e) Provided no Default or Event of Default shall have occurred and be continuing, Holdings may elect by 11:00 a.m. (New York time) on, the third
(3rd) Business Day prior to (i) the end of each LIBOR Period with respect to any LIBOR Loans, or (ii) the date on which Holdings wishes to convert any Index Rate Loan to a LIBOR Loan, with respect to an Index Rate Loan, to have all or some portion of the Revolving Credit Loan bear interest at the LIBOR Rate for the next succeeding LIBOR Period as designated by Holdings in such election. If no election is received with respect to a LIBOR Loan by 11:00 A.M. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect to such LIBOR Loan (or a Default or Event of Default shall have occurred and is continuing), such LIBOR Loan shall be converted to an Index Rate Loan at the end of the LIBOR Period. Holdings shall make such election by notice to Agent in writing, by telecopy, telex or cable. Holdings, on behalf of Borrowers, shall have the option to (1) convert at any time all or any portion of the Revolving Credit Loan, equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount, bearing interest at a rate determined by reference to one basis to a rate determined by reference to an alternative basis or (2) upon the expiration of any LIBOR Period applicable to a LIBOR Loan, to continue all or any portion of the Revolving Credit Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Loan and the succeeding Period(s) of such continued portion of the Revolving Credit Loan shall commence on the last day of the LIBOR Period of the portion of the Revolving Credit Loan to be continued;

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
PROVIDED that LIBOR Loans may only be converted into Index Rate Loans on the expiration date of a LIBOR Period applicable thereto; and PROVIDED, FURTHER, that no portion of the Revolving Credit Loan may be continued as, or be converted into, a LIBOR Loan when any Event of Default or Default has occurred and is continuing. Each notice given by Holdings pursuant hereto (a "NOTICE OF CONVERSION/CONTINUATION") shall be substantially in the form of EXHIBIT B hereto, specifying the information requested therein and such other information as may be required by Agent and shall be given in writing (by telecopy) or by telephone confirmed immediately in writing. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Conversion/Continuation believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

            (f) Notwithstanding anything to the contrary set forth in this
SECTION 1.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in SECTIONS 1.5(B) through (E) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 1.5(f), shall make a final determination that a Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder in respect of the Revolving Credit Loan, then to the outstanding principal of the Revolving Credit Loan, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

            1.6 FEES. As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrowers, Borrowers agree to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Revolving Commitment Termination Date or such earlier date as the Lenders' obligations to make Revolving

Credit Advances terminate or the Revolving Credit Loan becomes due and payable, and on the Revolving Commitment Termination Date or such earlier date as the Lenders' obligations to make Revolving Credit Advances terminate or the Revolving Credit Loan becomes due and payable, a fee for Borrowers' non-use of available funds (the "NON-USE FEE") in an amount equal to three-eighths of one percent (.375%) per annum (calculated on the basis of a 360 day year and actual days elapsed) of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan (as it may be adjusted from time to time hereunder) and (ii) the amount of the Revolving Credit Loan outstanding during the period for which the Non-Use Fee is due.

            1.7 CASH MANAGEMENT SYSTEMS. (a) Obligors shall maintain until the Termination Date the cash management systems described on ANNEX C.

            (b) If a Default shall occur and be continuing under SECTIONS 8.1(J) or (K) or an Event of Default shall have occurred and be continuing, then in any such case the Agent may (in its sole discretion) give the Activation Notice referred to in ANNEX C.

            1.8 RECEIPT OF PAYMENTS. Borrowers shall make each payment under this Agreement not later than 1:00 p.m. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrowers pursuant to
SECTION 1.1(A), (a) all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds shall be deemed received on the date of deposit thereof in the Collection Account and notice to Agent of such deposit before the time specified above, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received on the day of receipt of good funds following deposit of any such payment in the Collection Account and notice to Agent of such deposit.

            1.9 APPLICATION AND ALLOCATION OF PAYMENTS. (a) So long as any Default or Event of Default shall have occurred and be continuing, each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of such Borrower and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrowers and in repayment of the Revolving Credit Loan as Agent may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (i) to then due and payable Fees and expenses; (ii) to then due and payable interest payments on the Revolving Credit Loan; (iii) to Obligations other than Fees, expenses and interest and principal payments; (iv) to then due and payable principal payments on the Revolving Credit Loan; and (v) to all other then due and payable Obligations. Agent is authorized and directed to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrowers for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent any such Borrower fails to promptly pay any such amounts as and when due, even if such Revolving

Credit Advance would cause total Revolving Credit Advances to exceed Borrowing Availability or the Maximum Revolving Credit Loan amount. At Agent's option and to the extent permitted by law, any advances so made shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder.

            1.10 LOAN ACCOUNT AND ACCOUNTING. Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: (a) all Revolving Credit Advances, (b) all payments made by Borrowers and (c) all other appropriate debits and credits as provided in this Agreement and the other Loan Documents with respect to the Revolving Credit Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrowers shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

            The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing at such time to Agent and Lenders by Borrowers; PROVIDED, THAT, any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' obligations to pay the Obligations. Agent shall render to Holdings a monthly accounting of transactions under the Revolving Credit Loan setting forth the balance of the Loan Account. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, unless Holdings, within thirty (30) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrowers may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers.

            1.11 ACCESS. Each Obligor shall (i) provide full access during normal business hours, from time to time upon one (1) Business Day's prior notice, to Agent and any of its officers, employees and agents, as frequently as Agent determines, in its reasonable discretion, to be appropriate (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent and Lenders and their respective officers, employees, designees, agents and representatives shall have access at any and all times and without any notice), to the properties, facilities, books, records, advisors and employees (including officers) of Obligors and their Subsidiaries, to the Collateral, to the accountants of Obligors and their Subsidiaries and to the work papers of such accountants. In addition, during the pendency of an Event of Default, the Agent and Lenders shall have access to the customers and suppliers of Obligors and their Subsidiaries. Without limiting the generality of the foregoing, Obligors shall (i) permit Agent, and any of its officers, employees, agents and representatives, to inspect, audit and make extracts from all of the records, files and books of account of Obligors and their Subsidiaries and (ii) permit Agent, and any of its officers, employees, agents and representatives, to inspect, review and evaluate the Accounts, Inventory at Obligors' and their Subsidiaries' locations and at premises not owned by or leased to Obligors or their Subsidiaries. Each Obligor shall make available to Agent and its counsel, as quickly as is possible under the circumstances, copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Each Obligor shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for any Obligor. Each Obligor shall instruct their certified public accountants and their banking and other financial institutions to make available to Agent such information and records as Agent may reasonably request. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Obligors.

            1.12 INDEMNITY. (a) Each Obligor shall jointly and severally indemnify and hold each of Agent, Lenders and their respective Affiliates, officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, (including any and all Environmental Liabilities and Costs); PROVIDED, THAT no Obligor shall be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. NEITHER AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PARTY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            (b) Each Obligor hereby acknowledges that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Obligor's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents to influence any Obligor's conduct with respect to the ownership, operation or management of any of its real property, including any of its Real Estate.

            (c) Borrowers understand that in connection with Lenders' arranging to provide the LIBOR Rate interest option with respect to the Revolving Credit Loan from time to time at the option of Borrowers on the terms provided herein, Lenders may enter into funding arrangements with third parties ("FUNDING ARRANGEMENTS") on terms and conditions which could result in substantial losses to such Lenders if such LIBOR Rate funds do not remain outstanding at the interest rates provided herein for the entire LIBOR Period with respect to which the LIBOR Rate has been fixed. Consequently, in order to induce Lenders to provide such LIBOR Rate option on the terms provided herein and in consideration for the entering into by Lenders of Funding Arrangements from time to time in contemplation thereof, if any LIBOR Rate funds are repaid in whole or in part prior to the last day of any such LIBOR Period therefor, with respect to LIBOR Rate funds (whether such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrowers shall indemnify and hold harmless each Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by such Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by such Lender to fund such LIBOR Rate option pursuant to the Funding Arrangements. The amount of any losses, costs or expenses resulting in an obligation of Borrowers to make a payment pursuant to the foregoing sentence shall not include any losses attributable to lost profit to Lenders but shall represent the excess, if any, of (A) such Lender's cost of borrowing the LIBOR Rate funds pursuant to the Funding Arrangements over (B) the return to such Lender on its reasonable reinvestment of such funds; PROVIDED, HOWEVER, that if any Lender terminates any Funding Arrangements in respect of the LIBOR Rate funds, the amount of such losses, costs and expenses shall include the cost to such Lender of such termination. In reinvesting any funds borrowed by any Lender pursuant to the Funding Arrangements, such Lender shall take into consideration the remaining maturity of such borrowings. As promptly as practicable under the circumstances, each Lender shall provide Holdings with its written calculation of all amounts payable pursuant to the next preceding sentence, and such calculation shall be binding on the parties hereto unless Holdings shall object thereto in writing within ten (10) Business Days of receipt thereof.

            1.13 TAXES. (a) Any and all payments by each Borrower hereunder or under the Revolving Credit Note shall be made, in accordance with this SECTION 1.13, free and clear of and without deduction for any and all present or future Taxes except to the extent Borrowers are required to withhold such amounts pursuant to SECTION 1.13(D). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.13) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and
(iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

            (b) Obligors shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes imposed as a result of payments made by Obligors under any Loan Document (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.13) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            (c) Within thirty (30) days after the date of any payment of Taxes, Holdings shall furnish to Agent, at its address referred to in SECTION 11.10, the original or a certified copy of a receipt evidencing payment thereof.

            (d) Prior to becoming a Lender hereunder and within fifteen (15) days after a reasonable written request from Holdings or Agent thereafter, each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") shall provide to Holdings and Agent a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption from withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Revolving Credit Notes (a "CERTIFICATE OF EXEMPTION"). If a Foreign Lender does not provide a Certificate of Exemption to Holdings and Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rate and Borrowers shall not be required pursuant to
SECTION 1.13 or otherwise to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Holdings and Agent.

            1.14 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY. (a) In the event that any Lender shall have determined that the adoption after the Closing Date of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive issued after the Closing Date regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand on Holdings by such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, Borrowers shall have no obligation to make any such payment in the event, if any, that such notice and demand was sent by such Lender more than one-hundred and eighty (180) days after it became or should reasonably have become aware of such law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrowers and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, after the Closing Date due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any LIBOR Loan, then Borrowers shall from time to time, within fifteen (15) days after notice by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, THAT, notwithstanding the foregoing, Borrowers shall have no obligation to make any such payment in the event, if any, that such notice and demand was sent by such Lender more than one-hundred and eighty (180) days after it became or should reasonably have become aware of such law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order. A certificate as to the amount of such increased cost and showing the basis of such computation, submitted to Holdings and Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in CLAUSE (I) or (II) above which would result in any such increased cost to such Lender, such Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this SECTION 1.14(B).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless such Lender is able to agree to make or to make or to continue to fund or to maintain such LIBOR Loans at another branch or office of such Lender without, in such Lender's opinion, adversely affecting it or its Pro Rata Share of the Revolving Credit Loan or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrowers through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans, together with interest accrued thereon, of such Lender UNLESS Borrowers, within five (5) Business Days after the delivery of such notice and demand, convert all LIBOR Loans into Index Rate Loans.

            (d) Upon the Agent obtaining actual knowledge of the occurrence of any of the events set forth in this SECTION 1.14, Agent shall promptly notify Holdings of the occurrence of such event. Borrowers shall have the right within five (5) days of receipt of such notice to convert any outstanding LIBOR Loans to an Index Rate Loan.

            1.15 REPLACEMENT OF LENDER IN RESPECT OF INCREASED COSTS. Within fifteen (15) days after receipt by Holdings of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTION 1.13(A), 1.14(A) or 1.14(B), Holdings may, at its option, notify Agent and such Affected Lender in writing of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Holdings, with the prior written consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Pro Rata Share of the Revolving Credit Loan and Revolving Credit Loan Commitment to such Replacement Lender for an amount equal to the principal balance of the Revolving Credit Loan held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, PROVIDED that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this
SECTION 1.15 shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.13(A), 1.14(a) and 1.14(B).

            1.16 SINGLE LOAN.The Revolving Credit Loan, as advanced to each Borrower, and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of its Collateral.

2.    CONDITIONS PRECEDENT

            2.1   CONDITIONS TO REVOLVING CREDIT LOAN.

            Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent and Lenders hereunder, Obligors shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Revolving Credit Advance, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Agent's sole discretion, or waived in writing by Agent and Requisite Lenders:

            (a) AGREEMENT. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Obligors, Agent and Lenders.

            (b) LOAN DOCUMENTS. Agent shall have received such guaranties, documents, instruments, agreements and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all guaranties, documents, instruments, agreements and legal opinions listed in the Schedule of Documents attached hereto as ANNEX D, each in form and substance satisfactory to Agent.

            (c) GOVERNMENTAL APPROVALS. Evidence satisfactory to Agent that Obligors have obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the other Loan Documents, the IPO Documents and the consummation of the transactions contemplated hereby and thereby.

            (d) TERM LOAN. The "Term Loan" (as defined in the Prior Credit Agreement), together with all interest, fees, expenses and other amounts accrued or payable with respect thereto, shall have been paid in full as of the Closing Date, first, with the proceeds of the IPO and, to the extent necessary thereafter, with the proceeds of the initial Revolving Credit Advance.

            (e) IPO. The IPO shall have been consummated in accordance with the terms of the IPO Documents and all applicable laws, and, Holdings shall have received proceeds of the IPO, net of all fees, commissions, costs and expenses, of not less than $55,900,000, not more than $25,000,000 of which shall be distributed to Parent as a dividend and not more than $17,000,000 of which shall be transferred to Parent as payment in full of all intercompany loans owing from the Obligors to Parent and the other Publishing Obligors as of the Closing Date. Upon consummation of the IPO, Holdings shall be, and be qualified to be, listed on the New York Stock Exchange. No claim, suit, proceeding, petition, governmental investigation, injunction or any other litigation shall have been commenced or threatened against any Obligor or any Affiliate thereof with respect to the IPO.

            (f) OPENING AVAILABILITY. After giving effect to Revolving Credit Advances made and Letter of Credit Obligations incurred on the Closing Date and the consummation of the IPO, Borrowing Availability as of the Closing Date shall be at least $70,000,000 (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales).

            (g) COMPLIANCE WITH LAWS. Agent shall have received evidence satisfactory to Agent and its counsel that each Obligor and Subsidiary thereof is in compliance in all material respects, with all applicable foreign, federal, state and local laws and regulations, including those relating to labor and environmental matters and ERISA.

            (h) PRIOR CREDIT AGREEMENT. No "Default" or "Event of Default" (each as defined in the Prior Credit Agreement) shall have occurred and be continuing and all the Obligors party to the Prior Credit Agreement and the "Loan Documents" (as defined in the Prior Credit Agreement) shall have complied in all respects with the covenants and agreements contained therein or made pursuant thereto, including with respect to the Collateral.

            2.2 FURTHER CONDITIONS TO EACH REVOLVING CREDIT ADVANCE. It shall be a further condition to the initial and each subsequent Revolving Credit Advance that the following statements shall be true on the date of each such advance or funding, as the case may be:

            (a) (i) With respect to the initial Revolving Credit Advance, all of each Obligor's representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and
(ii) with respect to each subsequent Revolving Credit Advance, all of each Obligor's representations and warranties contained herein or in any of the other Loan Documents, shall be true and correct in all material respects on the date on which each such Revolving Credit Advance is made as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

            (b) Obligors and each of the Subsidiaries thereof shall be in compliance in all material respects with all of the covenants and other agreements contained herein or in any of the other Loan Documents including, without limitation, taking any further action required after the Closing Date under SECTION 2.1.

            (c) No event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance which constitutes or would constitute a Default or an Event of Default.

            (d) After giving effect to such Revolving Credit Advance the aggregate principal amount of the Revolving Credit Loan shall not exceed the maximum amount permitted by SECTION 1.1(A) without requiring that a payment be made to Agent or any Lender.

The request by Holdings and acceptance by any Borrower of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Obligors that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Obligors of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.    REPRESENTATIONS AND WARRANTIES

            To induce Lenders to make the Revolving Credit Loan and to incur Letter of Credit Obligations, Obligors, jointly and severally, make the following representations and warranties to Agent and each Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

            3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Obligor and the Subsidiaries thereof (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in compliance in all material respects with all applicable provisions of law.

            3.2 EXECUTIVE OFFICES. The current location of each Obligor's executive office and principal place of business is set forth on SCHEDULE 3.2 and, except as set forth on SCHEDULE 3.2, none of such locations have changed within the past six (6) months.

            3.3 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each Obligor of the Loan Documents and all instruments and documents to be delivered by such Obligor, to the extent it is a party thereto, hereunder and thereunder and the creation of all Liens provided for herein and therein: (i) are within such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of such Person's respective certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lender, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(C), all of which will have been duly obtained, made or complied with prior to the Closing Date. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of each Obligor and each shall then constitute a legal, valid and binding obligation of such Person, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

            3.4 FINANCIAL STATEMENTS AND PROJECTIONS. All Financial Statements (except for the Projections) concerning Obligors and their respective Subsidiaries which will hereafter be furnished by or on behalf of any such Persons to Agent or any Lender pursuant to this Agreement will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and will present fairly in all material respects the financial position of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections attached to SCHEDULE 3.4 and those to be delivered after the Closing Date have been and will be prepared by Holdings and its Subsidiaries in light of the then past operations of the business of Holdings and its Subsidiaries. The Projections represent and will represent as of the date thereof the good faith estimate of Holdings, Borrowers and their senior management concerning the most probable course of their businesses. The Pro Forma delivered on the Closing Date and attached to SCHEDULE
3.4 was prepared by Holdings giving PRO FORMA effect to the IPO, was based on the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries dated March 31, 1997, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

            3.5 COLLATERAL REPORTS. Holdings has delivered the Collateral Reports identified on ANNEX F and each such Collateral Report conforms with the description thereof contained on ANNEX F.

            3.6 MATERIAL ADVERSE EFFECT. No Obligor or Subsidiary thereof, as of May 31, 1996, had any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the audited consolidated balance sheet (or notes thereto) of Holdings and its Subsidiaries for the Fiscal Year ended May 31, 1996 and which could, alone or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect. As of the Closing Date, there has been no material adverse change in the business, assets, operations, prospects or financial or other condition of any Obligor or Subsidiary thereof since May 31, 1996.

            3.7 OWNERSHIP OF PROPERTY; LIENS. (a) Except as described on
SCHEDULE 3.7 (or such other locations hereafter designated in writing by Holdings as to which the provisions of SECTION 5.11 have been complied with), the real estate ("REAL ESTATE") listed on SCHEDULE 3.7 constitutes all of the real property owned, leased, or used in its business by each Obligor and its Subsidiaries which is material to such Obligor or where material amounts of Collateral are located. Each Obligor and Subsidiary thereof owns good and marketable fee simple title to: (i) all of the owned Real Estate, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on SCHEDULE 3.7, and (ii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of any Obligor or Subsidiary hereof are subject to any Liens, except Permitted Encumbrances. Except as described on SCHEDULE 3.7, (i) no Obligor, Subsidiary thereof or other party to any such Lease described on SCHEDULE 3.7 is in default in any material respect of its obligations thereunder or has delivered or received any notice of default under any such Lease (which has not been waived or cured), and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such Lease; (ii) no Obligor or Subsidiary thereof owns or holds or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by such Obligor or Subsidiary except as set forth therein; and (iii) to Obligors' knowledge after reasonable inquiry, no portion of any Real Estate owned or leased by any Obligor or Subsidiary thereof has suffered any material damage by fire or other casualty loss or a Release which has not heretofore either been repaired and restored to its original condition or is in the process of being remedied in all material respects. All material permits required to have been issued or appropriate to enable the Real Estate owned or leased by such Obligor or Subsidiary to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the Closing Date, in full force and effect.

            3.8 RESTRICTIONS; NO DEFAULT. No contract, lease, agreement or other instrument to which any Obligor or Subsidiary thereof is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect. No Obligor or Subsidiary thereof is in default in any material respect, and to such Obligor's or Subsidiary's knowledge no third party is in default in any material respect, under or with respect to any contract, agreement, lease or other instrument to which it is a party, which default is reasonably likely to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            3.9 LABOR MATTERS. There are no strikes or other labor disputes against any

Obligor or Subsidiary thereof that are pending or threatened. No hours worked by and no payments made to employees of any Obligor or Subsidiary thereof have been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from each Obligor or Subsidiary thereof on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Obligor or Subsidiary. Except as set forth on SCHEDULE 3.9, no Obligor or Subsidiary thereof has any obligation under any collective bargaining agreement or any employment agreement. To Obligors' knowledge after reasonable inquiry, there is no organizing activity involving any Obligor or Subsidiary thereof pending or threatened by any labor union or group of employees. Except as set forth on
SCHEDULE 3.9, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of any Obligor or Subsidiary thereof has made a pending demand for recognition. There are no material complaints or charges against any Obligor or Subsidiary thereof pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Obligor or Subsidiary thereof of any individual.

            3.10 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth on SCHEDULE 3.10, no Obligor has any Subsidiaries or is engaged in any joint venture or partnership with any other Person. Each person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) owning, directly or indirectly, five percent (5%) or more of the issued and outstanding Stock of Holdings is named on
SCHEDULE 3.10, and the issued and outstanding Stock of each other Obligor and Subsidiary thereof is owned by the Stockholders named on SCHEDULE 3.10. Except as set forth on SCHEDULE 3.10, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Obligor or Subsidiary thereof may be required to issue or sell any Stock or other equity security. As of the Closing Date, all outstanding Indebtedness and all Liens of each Obligor and the Subsidiaries thereof are described in SECTION 6.3 (including SCHEDULE 6.3) and SECTION 6.7 (including SCHEDULE 6.7), respectively.

            3.11 GOVERNMENT REGULATION. No Obligor or Subsidiary thereof is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Obligor or Subsidiary thereof is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of Revolving Credit Advances by Lenders, the application of the proceeds and repayment thereof by such Obligor or Subsidiary, the IPO, and the consummation of the transactions contemplated by this Agreement, the other Loan Documents and the IPO Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

            3.12 MARGIN REGULATIONS. No Obligor or Subsidiary thereof is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" within the respective meanings of each of the quoted terms under Regulation U or G of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") as now and from time to time hereafter in effect. No Obligor or Subsidiary thereof owns any "margin security", as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and the proceeds of the Revolving Credit Advances will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Obligor or Subsidiary thereof will take or permit any agent acting on its behalf to take any action which might cause this Agreement or any other Loan Document or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

            3.13 TAXES. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, informational returns (Form 1120-S) required to be filed by each Obligor and Subsidiary thereof, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each Obligor and Subsidiary thereof has paid when due and payable all Charges required to be paid by it, except for those being contested in accordance with SECTION 5.2(B). Proper and accurate amounts have been withheld by each Obligor or Subsidiary thereof from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 3.13 sets forth those taxable years for which any Obligor's tax returns are, as of the Closing Date, being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on SCHEDULE 3.13, no Obligor or Subsidiary thereof has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Obligor or Subsidiary thereof has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f) (2) apply to any dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by any Obligor or Subsidiary thereof is property which such Obligor or Subsidiary is required to treat as being owned by any other Person pursuant to the provisions of IRC
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of the IRC Section 168 (h). No Obligor or Subsidiary thereof has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Except as set forth on SCHEDULE 3.13, no Obligor or Subsidiary thereof has any obligation under any written tax sharing agreement.

            3.14 ERISA. (a) SCHEDULE 3.14 lists all Plans maintained or contributed to by any Obligor or Subsidiary thereof and all Qualified Plans maintained or contributed to by any ERISA Affiliate. None of the Plans or Qualified Plans constitute Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans or Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to each Obligor's knowledge after reasonable inquiry, nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA which are true and correct as of the date filed, and with respect to each Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. No Obligor or Subsidiary thereof has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject such Obligor or Subsidiary (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC, Section 502 of ERISA or any other material liability.

            (b) Except as set forth on SCHEDULE 3.14: (i) there are no pending, or to the knowledge of any Obligor or Subsidiary thereof, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any Obligor, Subsidiary thereof or ERISA Affiliate with respect to any Plan; (ii) within the last five years no Obligor, Subsidiary thereof, or ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (iii) each Obligor, Subsidiary thereof and ERISA Affiliate has complied with the notice and contribution coverage requirements of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (iv) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

            3.15 NO LITIGATION. Except as set forth on SCHEDULE 3.15 (other than with respect to the IPO), no action, claim or proceeding is now pending or, to the knowledge of any Obligor or Subsidiary thereof, threatened against such Obligor or Subsidiary, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges such Obligor's or Subsidiary's right, power or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, (ii) which is reasonably likely to have or result in a Material Adverse Effect, nor to the knowledge of such Obligor or Subsidiary after reasonable inquiry, does a state of facts exist which is reasonably likely to give rise to such proceedings or (iii) which relates to the IPO.

            3.16 BROKERS. Except as set forth on SCHEDULE 3.16 with respect to the IPO, no broker or finder acting on behalf of any Obligor or Affiliate thereof brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents or the IPO Documents, and no Obligor or Subsidiary thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

            3.17 EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 3.17, there are no (i) employment, consulting or management agreements covering management of any Obligor or Subsidiary thereof, or (ii) collective bargaining agreements or other labor agreements covering any employees of any Obligor or Subsidiary thereof. A true and complete copy of each such agreement has been furnished to Agent.

            3.18 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Except as otherwise set forth on SCHEDULE 3.18, each Obligor and Subsidiary thereof owns or has valid, enforceable licenses to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is included, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on SCHEDULE 3.18.
SCHEDULE 3.18 (as the same may be updated periodically by Holdings in its discretion) lists all tradenames or other names under which any Obligor or Subsidiary thereof conducts business. Except as set forth in SCHEDULE 3.18 hereto, no Obligor has received any written notice that the conduct of its or its Subsidiaries' business infringes upon any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. Except as set forth on SCHEDULE 3.18 hereto, no Obligor or Subsidiary thereof has asserted any infringement claim against any other Person regarding any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Obligor or Subsidiary thereof.

            3.19 FULL DISCLOSURE. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financial Statements, the Collateral Reports or any written statement furnished by or on behalf of any Obligors or Subsidiary thereof pursuant to the terms of this Agreement, which has previously been delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will as of the Closing Date be fully perfected first priority Liens in and to the Collateral described therein.

            3.20 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.20, the Real Estate is free of contamination from any Hazardous Material except in such amounts as would not be reasonably likely to have a Material Adverse Effect. In addition, SCHEDULE 3.20 discloses potential material environmental liabilities of any Obligor or Subsidiary thereof of which any of them have knowledge (i) related to noncompliance with the Environmental Laws, or (ii) associated with the Real Estate. No Obligor or Subsidiary thereof has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or within any real property which it owns or leases. No Obligor or Subsidiary thereof is involved in operations which are reasonably expected to lead to the imposition of any liability or Lien on it, or any owner of any premises which it occupies, under any Environmental Law, and no Obligor or Subsidiary thereof has permitted any tenant or occupant of such premises to engage in any such activity. Holdings has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to any Obligor or Subsidiary thereof.

            3.21 INSURANCE POLICIES. SCHEDULE 3.21 (as the same may be updated periodically by Holdings) lists all insurance of any nature maintained for current occurrences by each Obligor or Subsidiary thereof, as well as a summary of the terms of such insurance.

            3.22 DEPOSIT AND DISBURSEMENT ACCOUNTS. As of the Closing Date
SCHEDULE 1.7 lists all banks and other financial institutions at which any Obligor or Subsidiary thereof maintains deposits and/or other accounts, including any disbursement accounts, and SCHEDULE 1.7 correctly identifies the name, address and telephone number of each bank or other financial institution, the name in which the account is held, a description of the purpose of the account, and the complete account number.

            3.23 GOVERNMENT CONTRACTS. Except as set forth on SCHEDULE 3.23, as of the Closing Date no Obligor or Subsidiary thereof are a party to any contract or agreement with the federal government which are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) relative to the assignment of the Accounts thereunder.

            3.24 CUSTOMER AND TRADE RELATIONS. To each Obligor's knowledge, there exists no actual or, to each Obligor's knowledge after reasonable inquiry, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of any Obligor or Subsidiary thereof with any customer or group of customers whose purchases individually or in the aggregate are material to the operations of such Obligor and its Subsidiaries taken as a whole; or (b) the business relationship of any Obligor or Subsidiary thereof with any supplier material to the operations of such Obligor and its Subsidiaries, taken as a whole.

            3.25 AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, Holdings has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any Obligor or Subsidiary thereof is subject and each of which are listed on SCHEDULE 3.25: (a) Plans; (b) supply agreements not terminable by such Obligor or Subsidiary, as appropriate, within sixty (60) days following written notice issued by such Obligor or Subsidiary; (c) purchase agreements not terminable by such Obligor or Subsidiary, as appropriate, within 60 days following written notice issued by such Obligor or Subsidiary; (d) leases of real property; (e) any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; (f) material licenses and permits necessary for the conduct of such Obligor's or Subsidiary's businesses; (g) employment, consulting, severance, "golden parachute" and other similar agreements with any officer of such

Obligor or Subsidiary; (h) instruments or documents evidencing Indebtedness of such Obligor or Subsidiary and any security interest granted by such Obligor or Subsidiary with respect thereto; (i) agreements to acquire by asset purchase, stock purchase, merger, consolidation or otherwise the business or all or substantially all of the assets of any Person; and (j) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Obligor or Subsidiary.

4.    FINANCIAL STATEMENTS AND INFORMATION

            4.1 REPORTS AND NOTICES. (a) Obligors hereby jointly and severally covenant and agree that from and after the Closing Date and until the Termination Date, Holdings shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices and Projections at the times, to the Persons and in the manner set forth on ANNEX E.

            (b) Obligors hereby jointly and severally covenant and agree that from and after the Closing Date, Holdings shall deliver to Agent and/or Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth on ANNEX F.

            4.2 COMMUNICATION WITH ACCOUNTANTS. Each Obligor authorizes Agent and each Lender to communicate directly with its independent certified public accountants and tax advisors, including Deloitte & Touche, and authorizes those accountants and advisors to disclose to Agent and each Lender any and all Financial Statements and other supporting financial documents and schedules relating to any Obligor or Subsidiary thereof (including, without limitation, copies of any issued management letters) with respect to the business, financial condition and other affairs of any Obligor or Subsidiary thereof. Concurrently with the delivery of any annual audited Financial Statements of any Obligor, such Obligor shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this SECTION 4.2 and indicating that a primary intent of Obligors is for Lenders to, and that Lenders will, rely upon Financial Statements opined on by such accountants.

5.    AFFIRMATIVE COVENANTS

            Obligors, jointly and severally, covenant and agree that, unless Agent and Requisite Lenders shall otherwise consent in writing, from and after the Closing Date and until the Termination Date:

            5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Each Obligor shall, and shall cause each Subsidiary thereof, to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times and in all material respects maintain, preserve and protect all of its copyrights, patents, trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) transact business only in such names as are set forth on SCHEDULE 5.1.

            5.2 PAYMENT OF OBLIGATIONS. (a) Subject to SECTION 5.2(B), each Obligor shall, and shall cause each Subsidiary thereof to, pay and discharge or cause to be paid and discharged promptly all (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (ii) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

            (b) Any Obligor or Subsidiary thereof may in good faith contest, by proper legal action or proceedings, the validity or amount of any Charges or claims described in SECTION 5.2 (A); PROVIDED, THAT, at the time of commencement of any such action or proceeding, and during the pendency thereof (i) adequate reserves with respect thereto are maintained on the books of such Obligor in accordance with GAAP, (ii) such contest operates to suspend collection of the contested Charges or claims and such contest is maintained and prosecuted continuously and with diligence, (iii) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (iv) no Lien (other than inchoate Liens) shall exist, be imposed or asserted for such Charges or claims during such action or proceeding, (v) such Obligor or Subsidiary shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Obligor or Subsidiary, (vi) Agent has not advised Holdings or such other Obligor in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect, and
(vii) except as Agent may otherwise agree in writing, no Default or Event of Default shall have occurred and be continuing.

            5.3 BOOKS AND RECORDS. Each Obligor shall keep adequate records and books of account with respect the business activities of such Obligor and its Subsidiaries, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in SECTION 3.4.

            5.4 LITIGATION. Each Obligor shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against such Obligor or any Subsidiary thereof, and of the institution against it of any suit or administrative proceeding that (a) involves an amount in excess of $100,000 not covered by insurance or (b) seeks injunctive relief or is reasonably likely to have a Material Adverse Effect if adversely determined.

            5.5 INSURANCE. (a) Obligors shall, at their sole cost and expense, maintain the policies of insurance described on SCHEDULE 3.21 in form and with insurers recognized as adequate by Agent and, in any event, shall at all times maintain third party liability insurance covering all actions of Agent taken pursuant to the Loan Documents in, on or about any premises where any Collateral may be located. Such policies shall be in such amounts as are set forth on SCHEDULE 3.21 and, in no event, less than the amounts maintained on the Closing Date. Holdings shall notify Agent promptly in writing of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Each Obligor hereby directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent, on behalf of itself and Lenders. Each Obligor hereby irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) so long as an Event of Default shall have occurred and be continuing as such Obligor's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of such Obligor or any Subsidiary thereof on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event any Obligor or Subsidiary thereof at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent deems advisable. Agent shall use its best efforts to give prior notice of such actions to Obligors, but shall have no liability for its failure to do so. All sums so disbursed, including attorneys, fees, court costs and other charges related thereto, shall be payable, on demand, by Obligors to Agent and shall be additional Obligations hereunder secured by the Collateral, PROVIDED, THAT, if and to the extent Obligors fail to promptly pay any of such sums upon demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrowers for payment thereof.

            (b) Agent reserves the right at any time, upon any change in any Obligor's risk profile (including, without limitation, any change in the product mix maintained by any Obligor or any laws affecting the potential liability of such Obligor), to require additional forms and limits of insurance to, in Agent's reasonable opinion, ensure that each Obligor and Subsidiary thereof is protected by insurance in amounts and with coverage customary for Persons engaged in their businesses. Each Obligor shall, if so requested by Agent, deliver to Agent, from time to time upon request of Agent, a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

            (c) Holdings shall deliver to Agent endorsements (i) to all "All Risk" and business interruption insurance of Obligors naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) to all general liability and other liability policies of Obligors naming Agent, on behalf of itself and Lenders, as additional insured.

            5.6 COMPLIANCE WITH LAWS. (a) Each Obligor shall, and shall cause each Subsidiary thereof to, comply in all material respects with all federal, state and local laws and regulations applicable to it, including those relating to licensing, environmental, consumer credit, truth-in-lending, ERISA and labor matters.

            5.7 AGREEMENTS. Each Obligor shall, and shall cause each Subsidiary thereof to, perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including any lease or customer contracts to which it is a party, where the failure to do so is reasonably likely to have a Material Adverse Effect. No Obligor or Subsidiary thereof shall terminate or modify any provision of any agreement to which it is a party which termination or modification is reasonably likely to have a Material Adverse Effect.

            5.8 SUPPLEMENTAL DISCLOSURE. At the request of Agent (in the event that such information is not otherwise delivered by Holdings to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than every fiscal quarter, Obligors will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; PROVIDED, HOWEVER, THAT such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein.

            5.9 EMPLOYEE PLANS. Each Obligor shall notify Agent in writing of
(i) any and all claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against such Obligor, any Subsidiary thereof or ERISA Affiliate in connection with any Plan maintained, at any time, by such Obligor, Subsidiary or ERISA Affiliate, or to which such Obligor, Subsidiary or ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provided to any such Plan which is reasonably likely to result in liability in excess of $100,000 in the aggregate and (ii) the occurrence of any "Reportable Event" with respect to any Pension Plan of such Obligor, Subsidiary or ERISA Affiliate which is reasonably likely to result in liability in excess of $100,000 in the aggregate.

            5.10 ENVIRONMENTAL MATTERS. Each Obligor shall, and shall cause each Subsidiary thereof to, (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify Agent promptly in writing after such Obligor or Subsidiary becomes aware of any material Release upon any premises owned or occupied by it, and (iii) promptly forward to Agent a copy of any order, notice, permit, application, or any material communication or report received by such Obligor or Subsidiary in connection with any such Release or any other matter relating to the Environmental Laws that may adversely affect such premises or such Obligor or Subsidiary. The provisions of this SECTION 5.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

            5.11 LANDLORDS' AGREEMENTS AND BAILEE LETTERS AND MORTGAGEE AGREEMENTS. Each Obligor shall use its good faith and commercially reasonable efforts to obtain a landlord's agreement in form and substance acceptable to Agent from the lessor of each leased premise currently being used by such Obligor or any Subsidiary thereof and the lessor of any new leased premises, in each case where Collateral is currently or may be located. Each Obligor shall use its good faith and commercially reasonable efforts to obtain a bailee letter in form and substance acceptable to Agent and with respect to any warehouse used now or in the future, where Collateral is currently or may be located. Each Obligor shall use its good faith and commercially reasonable efforts to obtain a mortgagee's agreement in form and substance satisfactory to Agent from the mortgagee, if any, of each owned premise currently being used by such Obligor or any Subsidiary thereof, and the mortgagee of any new owned property subject to a mortgage, in each case where Collateral is currently or may be located. With respect to locations leased or owned on the Closing Date, in the event Obligors are unable to obtain a landlord or mortgagee agreement or bailee letter as to any location as of the Closing Date, until such time as such an agreement or letter is obtained with respect to such location, Borrowing Availability will be subject to a reserve equal to two (2) month's lease, rental or mortgage payments. Except with respect to nonmaterial leases for locations where Collateral will not be stored, no real property shall be leased or acquired by any Obligor or Subsidiary thereof after the Closing Date, unless and until a landlord agreement, as appropriate, shall first have been obtained with respect to such location.

            5.12 LEASED LOCATIONS OF COLLATERAL. Each Obligor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral with a value in excess of $200,000 is located. Holdings shall promptly deliver to Agent copies of (i) any and all default notices received under or with respect to any such leased location or public warehouse and (ii) such other notices or documents as Agent may request in its reasonable discretion.

6.    NEGATIVE COVENANTS

            Obligors, jointly and severally, covenant and agree that, without the prior written consent of Agent and the Requisite Lenders, from and after the Closing Date until the Termination Date:

            6.1 MERGERS, SUBSIDIARIES, ETC. No Obligor shall, or shall cause or permit any Subsidiary thereof to, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary other than (i) a merger, consolidation or combination with, or the acquisition of assets of, any Subsidiary of Holdings with or by any other Subsidiary of Holdings or (ii) a merger, consolidation or other combination with or the acquisition of assets or capital stock of another Person (other than Holdings) not described in the preceding clause (i); PROVIDED, THAT if any transaction described in the preceding clauses (i) or (ii) involves (A) a Borrower, a Borrower shall be the surviving entity, (B) an Obligor (but not a Borrower), an Obligor shall be the surviving entity or (C) a Subsidiary of Holdings (but not a Borrower or an Obligor), a Subsidiary of Holdings shall be the surviving entity.

            Notwithstanding the foregoing, any merger, consolidation, combination, or acquisition (each, a "PERMITTED ACQUISITION") with any Person or of the assets of any Person permitted in accordance with clause (ii) above, shall be subject to the following conditions precedent:

            (a) Agent shall receive at least twenty (20) Business Days' prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition;

            (b) such Permitted Acquisition shall only be of a Person engaged in, or involve assets dedicated to, the same or a substantially similar business to the businesses engaged in by one or more of Borrowers as of the Closing Date;

            (c) such Permitted Acquisition shall not be with respect to Persons or assets located in jurisdictions against which the United States has imposed economic sanctions;

            (d) such Permitted Acquisition will not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Obligors prior to such Permitted Acquisition;

            (e) each such Permitted Acquisition of a Person shall be consensual and shall have been approved by such Person's board of directors and, as applicable, shareholders;

            (f) no additional Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Holdings and its Subsidiaries after giving effect to such Permitted Acquisition, except (i) obligations to trade creditors incurred in the ordinary course of business and
(ii) as permitted in accordance with SECTIONS 6.3 and 6.6;

            (g) except as specified in clause (h) below, in the case of any Permitted Acquisition of any Person, at or prior to the closing thereof the Agent on behalf of the Lenders shall have received perfected Liens on all of such Person's assets, real and personal, subject only to Liens permitted in accordance with SECTION 6.7 hereof and other existing Liens approved in writing in advance by Agent (which approval shall not be unreasonably withheld), and the capital stock or other ownership interest of such Person shall be pledged and delivered to Agent, for the benefit of Lenders, all on terms reasonably acceptable to the Agent;

            (h) in the case of any Permitted Acquisition of a Person located outside of the United States as to which the application of clause (g) above would result in a material incremental tax liability under Section 956 of the IRC, the capital stock or other ownership interest of such Person shall be contributed to WNG Holdings (International) Ltd. or another intermediate domestic holding company approved in writing in advance by Agent (which approval shall not be unreasonably withheld), all of the capital stock of which shall be pledged to the Agent for the benefit of Lenders, and 65% of the capital stock or other ownership interest of such Person to be acquired shall be pledged to the Agent for the benefit of the Lenders, all on terms satisfactory to the Agent;

            (i) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

            (j) Concurrently with delivery of the notice referred to in CLAUSE
(A) above, Holdings shall have delivered to Agent, in form and substance satisfactory to Agent a pro forma consolidated balance sheet of Holdings and its Subsidiaries, based on recent financial data, which shall be complete and shall accurately and fairly represent the assets, liabilities, financial position and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Revolving Credit Advances in connection therewith, together with a certificate of Holdings' Chief Financial Officer stating that, based on such pro forma balance sheet, Borrowing Availability shall be at least $15,000,000 (on a pro forma basis after giving effect to such Permitted Acquisition, with trade payables being paid currently and expenses and liabilities being paid in the ordinary course of business, and without acceleration of sales) after giving effect to such Permitted Acquisition and all Revolving Credit Advances funded in connection therewith;

            (k) the aggregate principal amount of all Revolving Credit Advances funded in connection with a Permitted Acquisition, together with all prior Permitted Acquisitions, shall not exceed $50,000,000, subject to the further limitations set forth in SECTION 6.21(IV); and

            (l) reasonably prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance satisfactory to Agent, all opinions, certificates, lien search results and other documents, including acquisition agreements, reasonably requested by Agent, including proof of regulatory compliance.

            6.2 INVESTMENTS; LOANS AND ADVANCES. Except (I) as otherwise permitted by SECTION 6.1, 6.3, 6.4, or 6.21 and (II) for advances to suppliers on an arm's length basis in connection with purchases in the ordinary course of business, no Obligor shall, or shall cause or permit any Subsidiary thereof to, make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect lending of money (including, without limitation, the guarantee of any letters of credit issued for the benefit of such Person), holding of securities or otherwise, other than (a) Accounts, (b) investments in Obligors which are Subsidiaries of Holdings, (c) investments in
(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior secured rating of "A" or better by a nationally recognized rating agency, provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $100,000 for any one such certificate of deposit and $200,000 for any one such bank, (iv) time deposits, maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation or in the Federal Savings and Loan Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder, (v) money market funds and (iv) in accordance with paragraph (d) of ANNEX C and (d) any other type of investment, loan or advance not exceeding $1,500,000 in the aggregate at any time outstanding.

            6.3 INDEBTEDNESS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, create, incur, assume or permit to exist any Indebtedness, except (i) obligations of Borrowers or Subsidiaries thereof in connection with Letter of Credit Obligations, (ii) Indebtedness secured by Liens permitted under SECTION 6.7, (iii) the Revolving Credit Loan and the other Obligations, (iv) deferred taxes, (v) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (vi) existing Indebtedness set forth on
SCHEDULE 6.3 and refinancings thereof on terms and conditions acceptable to Agent, in its reasonable discretion, determined in a timely manner, which shall in any event be on terms no less favorable to Agent, any Lender and the applicable Obligors, (vii) obligations under or in connection with foreign exchange forward purchase agreements for purposes of hedging Inventory purchases, (viii) lease payment obligations under leases which an Obligor or Subsidiary thereof is permitted to enter into under the Loan Documents, (ix) other unsecured Indebtedness which, when taken together with (a) all Guaranteed Indebtedness described in clause (iv) of SECTION 6.6 and (b) all Indebtedness secured by Liens described in clause (v) of SECTION 6.7, does not exceed $1,000,000 in principal amount in the aggregate outstanding at any one time, (x) unsecured Indebtedness not exceeding $3,000,000 in the aggregate at any time outstanding assumed in connection with Permitted Acquisitions and subordinated in right of payment to the Obligations on terms and conditions satisfactory to Agent and (xi) intercompany loans made in accordance with SECTION 6.21.

            6.4 EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS. (a) No Obligor shall, or shall cause or permit any Subsidiary thereof to, enter into or be a party to any transaction with any Affiliate of any such Person, other than (i) as permitted by SECTIONS 6.2, 6.4(B), 6.13 or 6.21, (ii) in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms that are fully disclosed to Agent in advance and are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a third party not an Affiliate of such Person, (iii) loans to employees or other transactions between or among Obligors providing goods and services described on SCHEDULE 6.4, (iv) payments made pursuant to the tax sharing agreement described on SCHEDULE 3.13 to the extent permitted by, and made in accordance with, clause (i) of SECTION 6.13, and (v) cash payments to Holdings to enable Holdings (contemporaneously with, and in the same amount of, such payments) to (1) fund its obligations under "Executive Retirement Plans" described on SCHEDULE 6.4 in an aggregate amount not to exceed $300,000 in any Fiscal Year and (2) pay the general corporate, operating and administrative expenses of Holdings allocated to such Obligor or Subsidiary PROVIDED THAT payments made pursuant to this subclause (2) to Holdings by any Obligor or Subsidiary thereof shall not exceed such Obligor's or Subsidiary's fair allocable share of the expenses incurred by Holdings for the benefit of Obligors and their Subsidiaries. Payments made in accordance with clauses (iv) and (v) above may be accounted for by the applicable Obligor or Subsidiary as a cash dividend to Holdings or as an expense for the reimbursement of Holdings' expenses in the income statement of such Obligor or Subsidiary.

            (b) No Obligor shall, or shall cause or permit any Subsidiary thereof to, enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Subsidiaries, Affiliates, any other Obligor or related parties without the prior written consent of Agent, including, without limitation, payment of any management consulting, advisory or similar fee based on or related to any such Person's operating performance or income or any percentage thereof, other than (i) as permitted by SECTIONS 6.2, 6.4(A), 6.13 or 6.21, (ii) employment agreements and incentive compensation programs with full-time employees on commercially reasonable terms substantially similar to the agreements in effect on the Closing Date and described on
SCHEDULE 6.4, (iii) loans to their respective employees consisting of travel advances in the ordinary course of business consistent with past practice up to a maximum of $150,000 in the aggregate at any one time outstanding, (iv) loans to their respective employees for the payment of taxes incurred in connection with the conversion on or prior to the Closing Date of "Phantom Stock" of Nutrition issued prior to the Closing Date into Stock of Holdings, (v) loans of up to $500,000 during each Fiscal Year to their respective employees for the payment of taxes incurred in connection with the conversion after the Closing Date of "Phantom Stock" of Nutrition issued prior to the Closing Date into Stock of Holdings, (vi) outstanding intercompany loans among the Obligors as set forth on SCHEDULE 6.4 as of the Closing Date and intercompany loans permitted pursuant to SECTION 6.21 and (vii) capital contributions to Obligors which are Subsidiaries of Holdings, to the extent deemed necessary and appropriate by Holdings in its reasonable discretion, not more than $500,000 in the aggregate of which shall be contributed to Subsidiaries of WNG Holdings (International) Ltd.

            6.5 CAPITAL STRUCTURE AND BUSINESS. No Obligor shall, or shall cause or permit any Subsidiary thereof to (i) make any changes in any of its business objectives, purposes or operations in each case which is reasonably likely to adversely affect the repayment of the Revolving Credit Loan or any of the other Obligations or could have or result in a Material Adverse Effect, (ii) except as described on SCHEDULE 3.10 and, in the case of Holdings, for the IPO, issue any shares of Stock, warrants or other securities convertible into Stock or revise the terms of its outstanding Stock, or (iii) amend its certificate or articles of incorporation or bylaws in a manner which is reasonably likely to have a Material Adverse Effect. No Obligor shall, or shall cause or permit any Subsidiary thereof to, engage in any business substantially different than the lines of businesses currently engaged in by such Person or any lines of business reasonably related thereto. Notwithstanding any other provision of this Agreement or any other Loan Document, Holdings shall not incur any Indebtedness or engage in any business activities other than (a) the performance of its obligations under the Loan Documents to which it is a party and (b) those activities incidental to (i) the IPO, (ii) its ownership of the capital stock of the other Obligors, (iii) the Restricted Payments permitted to be made by it in accordance with SECTION 6.13 and (iv) the maintenance of its corporate existence in compliance with applicable law and this Agreement.

            6.6 GUARANTEED INDEBTEDNESS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, incur any Guaranteed Indebtedness except (i) by endorsement of instruments or items of payment for deposit to the general account of any Obligor, (ii) for Guaranteed Indebtedness incurred for the benefit of any Obligor or Subsidiary thereof if the primary obligation is permitted by this Agreement, (iii) Guaranteed Indebtedness described on SCHEDULE
6.3 and (iv) other Guaranteed Indebtedness which, when taken together with (a) all Indebtedness described in clause (ix) of SECTION 6.3 and (b) all Indebtedness secured by Liens described in clause (v) of SECTION 6.7, does not exceed $1,000,000 in principal amount in the aggregate outstanding at any one time.

            6.7 LIENS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, create, incur, assume or permit to exist any Lien on or with respect to any properties or assets (including any document or instrument with respect to Inventory or Accounts) of any such Person, whether now owned or hereafter acquired, or any income or profits therefrom, except (i) existing Liens set forth on SCHEDULE 6.7 hereto and Liens arising out of the refinancing of obligations secured by such existing Liens (provided that the principal balance of such obligations is not increased upon any such refinancing), (ii) Permitted Encumbrances, (iii) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders, (iv) Liens created after the Closing Date by conditional sale or other title retention agreements (including, without limitation, Capital Leases) or in connection with purchase money indebtedness (for purposes of this clause (iv), meaning and including transactions in which Indebtedness relating to the acquired property is incurred within ninety (90) days after the date of acquisition of such property) with respect to properties used or acquired by any such Person in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money indebtedness or Capital Lease Obligations of not more than $1,500,000 outstanding at any one time for all such Liens (provided that such Liens are limited to the properties subject to such purchase money debt), and (v) other Liens securing Indebtedness which, when taken together with (a) all Indebtedness described in clause (ix) of
SECTION 6.3 and (b) all Guaranteed Indebtedness described in clause (iv) of
SECTION 6.6, does not exceed $1,000,000 in principal amount in the aggregate outstanding at any one time.

            6.8 SALE OF ASSETS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital stock of any such Person or any of their Accounts, other than Excluded Asset Sales.

            6.9 ERISA. No Obligor shall, or shall cause or permit any Subsidiary or ERISA Affiliate thereof (without Agent's prior written consent) to (i) acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan, (ii) permit or suffer any condition set forth on
SCHEDULE 3.14 to cease to be met and satisfied at any time, (iii) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in a material liability to such Person, (iv) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, (v) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent, (vi) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, or (vii) fail to promptly provide Agent with copies of any Plan documents or governmental reports or filings, if requested by Agent.

            6.10 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.20, no Obligor shall, or shall cause or permit any Subsidiary thereof or any other Person within its control, to cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate or form the basis for liability under any Environmental Laws.

            6.11 SALE-LEASEBACKS. No Obligor shall cause or permit any Subsidiary thereof to, engage in any sale-leaseback or similar transaction involving its assets, including the resale of assets in any transaction or series of related transactions pursuant to which the subject assets are sold or transferred in connection with the leasing or the resale against installment payments, or as part of an arrangement involving the leasing or the resale against installment payments, of such assets to the seller or transferor thereof (in each case, a "SALE AND LEASEBACK TRANSACTION"); PROVIDED, THAT any Obligor or Subsidiary thereof may engage in a Sale and Leaseback Transaction so long as
(a) such Sale and Leaseback Transaction is consummated within 180 days of the original purchase date of the subject asset, (b) the proceeds of such Sale and Leaseback Transaction are used simultaneously with receipt thereof to repay Indebtedness initially incurred to purchase the asset in question, (c) each resulting lease or other transaction in connection with the Sale and Leaseback Transaction is otherwise permitted under this Agreement, and (d) no Default or Event of Default has occurred and is continuing or would result after giving effect thereto.

            6.12 CANCELLATION OF INDEBTEDNESS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, cancel any claim or debt owing to it, except on an arm's-length basis and in the ordinary course of its business consistent with past practices.

            6.13 RESTRICTED PAYMENTS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, make or pay any Restricted Payment, other than (i) Restricted Payments to Holdings to permit Holdings (contemporaneously with, and in the same amount of, such payments) to (A) make Restricted Payments to Parent pursuant to, and not in excess of the amounts required under, the tax sharing agreements described on SCHEDULE 3.13 in respect of taxes payable for periods (or portions thereof) ending on or prior to the closing on the Closing Date and
(B) pay Federal, state and local income tax obligations actually due and payable in cash by Holdings for periods (or portions thereof) commencing after the closing on the Closing Date, to the extent such obligations are the result of the net income or loss of Obligors and their Subsidiaries being attributed to Holdings for tax purposes, (ii) Restricted Payments to Holdings to permit Holdings (contemporaneously with, and in the same amount of, such payments) to pay fees and expenses necessary to maintain Holdings' corporate existence and good standing, (iii) Restricted Payments to Holdings to permit Holdings (contemporaneously with, and in the same amount of, such payments) to pay quarterly cash dividends in respect of its common stock, PROVIDED that (A) only one such set of Restricted Payments may be made during any Fiscal Quarter, (B) all such Restricted Payments made during any Fiscal Quarter shall be made during the fifteenth (15th) through the twentieth (20th) consecutive day immediately following the end of the immediately preceding Fiscal Quarter, (C) at least five
(5) days prior to such Restricted Payment, Agent shall have received preliminary versions of the Financial Statements to be delivered to Agent pursuant to ANNEX E for the immediately preceding Fiscal Quarter, together with an attached certificate of the Chief Financial Officer of Holdings (on behalf of itself and each Borrower) to the effect that (1) the final Financial Statements to be delivered to Agent for such immediately preceding Fiscal Quarter will not differ in any material respect from such preliminary Financial Statements and (2) no Default or Event of Default had occurred or been continuing as of the end of the period covered by such Financial Statements, has occurred or is continuing as of the date of such certificate or would result from the making of such Restricted Payment, (D) the aggregate amount of all such Restricted Payments made during
(1) the first Fiscal Quarter of Fiscal Year 1998 shall not exceed $0.0375 per each share of Holdings' common stock and (2) each other Fiscal Quarter shall not exceed the lesser of (I) $0.0625 per each share of Holdings' common stock and
(II) the product of 7.5% of the sum of (x) the actual consolidated Net Income of Holdings for that portion of the then-current Fiscal Year ending as of the close of such immediately preceding Fiscal Quarter, based on the Financial Statements described in clause (C) above for such period (except, as received, based on Financial Statements delivered pursuant to ANNEX E for any portion of such period) plus (y) the projected consolidated Net Income of Holdings for the remaining portion of such Fiscal Year, based on the Projections delivered to Agent pursuant to ANNEX E for such period and (E) concurrently with each delivery of the Financial Statements described in clause (C) above, Holdings shall have delivered to Agent, in form and substance satisfactory to Agent and based on recent financial data, a pro forma consolidated balance sheet of Holdings and its Subsidiaries indicating that Borrowing Availability shall be at least $5,500,000 (after giving effect to such Restricted Payment and all Revolving Credit Advances to be made in connection therewith, and with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales); (iv) Restricted Payments not in excess of $700,000 in the aggregate used to fund the purchase by Nutrition of its Stock pursuant to any "Phantom Stock" agreement separately identified in SCHEDULE 3.10 on the Closing Date from the other agreements described therein; (v) transactions permitted under SECTION 6.4; (vi) Restricted Payments to one or more Borrowers; and (vii) a one-time distribution within three (3) days after the Closing Date by Holdings to Parent not in excess of $42,000,000 and otherwise in accordance with SECTION 2.1(E), solely from proceeds of the IPO; PROVIDED THAT, in the case of Restricted Payments described in the foregoing clauses (iii) through (vi), no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Restricted Payment.

            6.14 LEASES. After the Closing Date, no Obligor shall, or shall cause or permit any Subsidiary thereof to, enter into any material long term lease of real property or similar agreement or arrangement, other than any lease having a term (considered together with all renewal terms thereof) of less than five (5) years, PROVIDED THAT (i) each such lease is in form and substance satisfactory to Agent and (ii) Agent has received each landlord agreement, mortgagee agreement, leasehold mortgage and other document which it may reasonably request with respect to such lease, all in form and substance reasonably acceptable to Agent.

            6.15 FISCAL YEAR. No Obligor shall, or shall cause or permit any Subsidiary thereof to, change its Fiscal Year.

            6.16 CHANGE OF CORPORATE NAME. No Obligor shall, or shall cause or permit any Subsidiary thereof to, change its corporate name except upon sixty
(60) days advance written notice to Agent and after taking any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral.

            6.17 SALE OF STOCK. No Obligor shall, or shall cause or permit any Subsidiary thereof to, issue or sell (whether in a public or private offering or otherwise) any of its Stock except pursuant to agreements or arrangements existing as of the Closing Date and described on SCHEDULE 3.10 hereto or, in the case of Holdings, pursuant to the IPO.

            6.18 CASH MANAGEMENT. No Obligor shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement accounts (other than the Disbursement Account) or payroll accounts as of any date of determination more than $200,000 in the aggregate in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

            6.19 NO IMPAIRMENT OF CROSS-STREAMING, UPSTREAMING, DOWNSTREAMING OR LIENS. No Obligor shall, or shall cause or permit any Subsidiary thereof to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to (a) the payment of dividends or distributions or the making of intercompany loans or investments by, between or among any of such Persons or
(b) the creation of a Lien in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, on the properties or other assets of such Obligor or Subsidiary.

            6.20 FINANCIAL COVENANTS. Obligors shall not breach or fail to comply with any of the Financial Covenants set forth on ANNEX G.

            6.21 INTERCOMPANY LOANS. Notwithstanding any provision contained in this SECTION 6 to the contrary (a) each Obligor may make loans to Holdings (and Holdings may incur the Indebtedness related thereto and repay such Indebtedness) and (b) each Borrower or Subsidiary thereof may make loans to other Borrowers or Subsidiaries thereof (and such Persons may incur the Indebtedness related thereto and repay such Indebtedness), in all cases subject to the following terms and conditions:

            (i) such loans shall be unsecured and shall be payable on demand;

            (ii) after giving effect to each such loan, each party to such loan shall be Solvent;

            (iii) each recipient of such a loan shall use the proceeds thereof solely for its own working capital requirements arising in the ordinary course of its business, as permitted by this Agreement and applicable law;

            (iv) the cumulative amount of all such loans made from and after the Closing Date to Subsidiaries of Obligors (which Subsidiaries are not formed under the laws of a jurisdiction located within the United States of America) in connection with Permitted Acquisitions shall not exceed $15,000,000 in the aggregate;

            (v) the aggregate amount of all such loans (other than those described in clause (iv) above) made to Subsidiaries of Obligors (which Subsidiaries are not formed under the laws of a jurisdiction located within the United States of America) shall not exceed $5,000,000 at any time outstanding; and

            (vi) Holdings shall have delivered to the Agent a current list of intercompany loans outstanding in accordance with CLAUSE (G) of ANNEX E hereto.

            6.22 NEW YORK STOCK EXCHANGE LISTING. Holdings shall not at any time fail to be, or fail to be qualified to be, listed on the New York Stock Exchange.

7.    TERM

            7.1 TERMINATION. The financing arrangements contemplated hereby shall be in effect until the Termination Date, and the Revolving Credit Loan and all other Obligations shall be automatically due and payable in full on such date.

            7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Obligors or the rights of Agent and Lenders relating to any unpaid portion of the Revolving Credit Loan or any other Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Revolving Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Obligors, and all rights of Agent and Lenders, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as the Revolving Credit Loan and all of the other Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES

            8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

            (a) Any Obligor shall fail to make any payment of principal of, or interest or Fees on, or any other amount owing by it in respect of, the Revolving Credit Loan or any of the other Obligations (other than as set forth in CLAUSE (B) below) when due and payable or declared due and payable.

            (b) Any Obligor shall fail to pay any fees (other than Fees), costs or expenses payable by it under this Agreement or under any other Loan Document, and such failure shall have remained unremedied for a period of 5 days after Holdings has received notice of such failure from Agent or any Lender.

            (c) Any Obligor or Subsidiary thereof shall fail or neglect to perform, keep or observe any of the provisions applicable to it contained in (i)
SECTION 4 or ANNEX E not covered in the following CLAUSE (II) within five (5) days after written notice from Agent or (ii) SECTION 1.7 or SECTION 6 or ANNEXES C, E (PARAGRAPH (F) ONLY) or F.

            (d) Any Obligor or Subsidiary thereof shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents applicable to it (except to the extent already covered by CLAUSES (A), (B) or (C) above), and the same shall remain unremedied for a period ending 30 days after Holdings shall receive written notice of any such failure from Agent or any Lender; PROVIDED, HOWEVER, that if such failure cannot be remedied during such 30 day period despite all reasonable efforts of Obligors, then such 30 day period shall be extended by an additional 30 days or such longer period of time (but not more than an additional 60 days without the prior written consent of Agent and the Requisite Lenders, which shall not be unreasonably withheld) as is necessary to cure such failure as long as Obligors are proceeding diligently and in good faith to cure such failure and the delay could not reasonably be expected to have a Material Adverse Effect.

            (e) Any Obligor or Subsidiary thereof shall fail or neglect to perform, keep or observe any provision of the Guaranty applicable to it, and the same shall remain unremedied for a period ending 30 days after Holdings shall have received written notice of any such failure from Agent or any Lender.

            (f) A default or breach shall occur under any other agreement, document or instrument to which any Obligor or Subsidiary thereof is a party and such default is not cured within any applicable grace period, waived in writing or being contested pursuant to the provisions of SECTION 5.2, and such default or breach (i) involves the failure to make any payment when due (after giving effect to any applicable grace periods, but exclusive of subsequent waivers) in respect of any Indebtedness (other than the Obligations) of any Obligor or Subsidiary thereof in excess of $1,000,000 in the aggregate, or (ii) causes such Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) permits any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

            (g) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Lender by any Obligor or Subsidiary thereof shall be untrue or incorrect in any material respect as to any Obligor and its Subsidiaries taken as a whole, as of the date when made or deemed made.

            (h) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Lender by any Obligor or Subsidiary thereof shall be untrue or incorrect in any material respect as to Holdings and its Subsidiaries taken as a whole, as of the date when made or deemed made.

            (i) Assets of any Obligor or Subsidiary thereof with a fair market value of $500,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Obligor or Subsidiary thereof and shall remain unstayed or undismissed for forty-five (45) consecutive days; or any Person shall apply for the appointment of a receiver, trustee or custodian for assets of any Obligor or Subsidiary thereof with a fair market value of $500,000 or more and shall remain unstayed or undismissed for forty-five (45) consecutive days; or any Obligor or Subsidiary thereof shall have concealed, removed or permitted to be concealed or removed any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or incurred an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

            (j) A case or proceeding shall have been commenced against any Obligor or Subsidiary thereof in a court having competent jurisdiction seeking a decree or order in respect of any Obligor or Subsidiary thereof (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Obligor or Subsidiary thereof or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of any Obligor or Subsidiary thereof and such case or proceeding shall remain undismissed or unstayed for forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            (k) Any Obligor or Subsidiary thereof shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Obligor or Subsidiary thereof or of any substantial part of such Person's properties, (iii) fail generally to pay its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action.

            (l) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Obligor or Subsidiary thereof and the same shall not (i) be fully covered by insurance in accordance with SECTION 5.5 hereof, or (ii) within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged prior to the expiration of any such stay.

            (m) With respect to any Plan: (i) or any Defined Contribution Plan or Welfare Plan, any Obligor, ERISA Affiliate or other party-in-interest or disqualified person shall engage in any transactions which in the aggregate would reasonably result in a final assessment to any Obligor or Subsidiary thereof in excess of $100,000 under Section 409 or 502 of ERISA or IRC Section 4975 which assessment has not been paid within 30 days of final assessment and which is not being contested pursuant to SECTION 5.2(B) hereof; (ii) any Obligor or ERISA Affiliate shall incur any accumulated funding deficiency, as defined in IRC Section 412, in the aggregate excess of $100,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $100,000;
(iii) any Obligor or ERISA Affiliate shall not pay any withdrawal liability which involves annual withdrawal liability payments which exceed $100,000, as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to SECTION 5.2(B) hereof; (iv) any Obligor or ERISA Affiliate shall fail to make a required contribution by the due date under Section 412 of the IRC or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to SECTION 5.2(B) hereof; or (v) any ERISA Event (other than an event described in 29 CFR ss.2615.23) with respect to a Plan has occurred, and within the time period described below, such ERISA Event has not been contested, with the time periods to correct such ERISA Event being as follows: (A) with respect to an event described clause (a) of the definition of ERISA Event, within 60 days after the occurrence of such event; (B) with respect to an event described in clause (b) of the definition of ERISA Event, within 30 days after the date on which withdrawal liability under Section 4063 becomes due and owing; (C) with respect to an event described in clause (c)of the definition of ERISA Event, before the final distribution of the assets from the Plan that was terminated; or (D) with respect to an event described in clause (d) or clause (e) of the definition of ERISA Event, within 30 days after the institution of proceedings by the PBGC to terminate such Plan or any Obligor or ERISA Affiliate has incurred liability under Title IV of ERISA; PROVIDED, HOWEVER, that an ERISA Event shall not constitute an Event of Default if the maximum liability (determined after the time periods for correction described above) which any Obligor or ERISA Affiliate could incur under Section 4041, 4062, 4063, 4064, 4201, 4219 or 4243 of ERISA, or any other provision of law with respect to a Plan, as a result of such event does not exceed $100,000 (computed by the actuary for the Plan taking into account any applicable rules or regulations of the PBGC and based on actuarial assumptions used by the Plan), or the ERISA Event is being contested under SECTION 5.2(B) hereof.

            (n) Any material provision of any Collateral Document after delivery thereof pursuant to SECTION 3.5, shall for any reason cease to be valid or enforceable in accordance with its terms (or any Obligor or Subsidiary thereof shall challenge the enforceability of any Collateral Document), or any security interest created under any Collateral Document shall cease to be a valid and, with respect Collateral in which a security interest may be perfected pursuant to the Code, perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (o) Any Change of Control shall occur.

            (p) Except to the extent otherwise permitted by this Agreement, any Obligor shall cease to own all of the Stock of each of its Subsidiaries.

            8.2 REMEDIES. (a) If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend this facility with respect to further Revolving Credit Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Revolving Credit Loan and the Letter of Credit Fees to the Default Rate.

            (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate this facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of the Revolving Credit Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Obligors, and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(J) or (K), all of the Obligations, including the aggregate Revolving Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

            8.3 WAIVERS BY OBLIGORS. Except as otherwise provided for in this Agreement or by applicable law, each Obligor waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Obligor may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each Obligor acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

            9.1 ASSIGNMENT AND PARTICIPATIONS. (a) Each Obligor consents to any Lender's assignment of, and/or sale of participations in, at any time or times pursuant hereto, any of the Loan Documents, any Revolving Credit Loan Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent and Holdings (neither of which consents shall be unreasonably withheld or delayed and which consent of Holdings shall not be required during the existence and continuance of an Event of Default or with respect to Persons designated on a pre-approved list delivered to Holdings on or prior to the Closing Date); (ii) require the execution of an assignment agreement (an

"ASSIGNMENT AGREEMENT") in form and substance satisfactory to, and acknowledged by, Agent; (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable portion of the Revolving Credit Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained a Revolving Credit Loan Commitment in an amount at least equal to $5,000,000; and (v) include a payment by the assigning Lender or the assignee Lender to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Credit Loan Commitment or assigned portion thereof from and after the date of such assignment. Each Obligor hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Obligors to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Revolving Credit Advances hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Revolving Credit Loan Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Revolving Credit Note, Agent or any such Lender shall so notify Holdings or Borrowers and Borrowers shall, upon the request of Agent or such Lender to Holdings or Borrowers, execute new Revolving Credit Notes in exchange for the Revolving Credit Notes being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(A), any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

            (b) Any participation by a Lender of all or any part of its Revolving Credit Loan Commitment shall be made with the understanding that all amounts payable by Obligors hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, the Revolving Credit Loan, (ii) any extension of the scheduled amortization of the principal amount of the Revolving Credit Loan or the final maturity date thereof, and
(iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.12, 1.13, 1.14, 1.15 and 9.8, each Obligor acknowledges and agrees that a participation shall give rise to a direct obligation of Obligors to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence, no Obligor shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Credit Loan, the Revolving Credit Notes or other Obligations owed to such Lender.

            (d) Each Obligor shall assist any Lender permitted to sell assignments or participations under this SECTION 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Obligor executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of each Obligor and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered on behalf of Holdings and Borrowers shall only be certified by Holdings and Borrowers as having been prepared by Holdings and Borrowers in compliance with the representations contained in SECTION 3.4.

            (e) Subject to SECTION 11.11, a Lender may furnish any information concerning any Obligor in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

            9.2 APPOINTMENT OF AGENT. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agent and Lenders and no Obligor or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Obligor or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct.

            If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities and Costs or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

            9.3 AGENT'S RELIANCE, ETC. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Revolving Credit Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Obligor or to inspect the Collateral (including the books and records) of Obligors or their respective Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            9.4 GE CAPITAL AND AFFILIATES. With respect to its Revolving Credit Loan Commitment hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Obligor, any of their Affiliates and any Person who may do business with or own securities of any Obligor or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Obligor for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a

Lender and GE Capital as Agent.

            9.5 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Revolving Credit Loan, and expressly consents to, and waives any claim based upon, such conflict of interest.

            9.6 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Obligors and without limiting the obligations of Obligors hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Obligors.

            9.7 SUCCESSOR AGENT. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Holdings. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Holdings, such approval not to be unreasonably withheld or delayed; PROVIDED that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Revolving Credit Loan Commitments (excluding Agent's Revolving Credit Loan Commitment); provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

            9.8 SETOFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Revolving Credit Note is hereby authorized at any time or from time to time, without notice to any Obligor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Obligor (regardless of whether such balances are then due to such Obligor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Obligors against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Revolving Credit Note exercising a right to set off shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Obligor agrees, to the fullest extent permitted by law, that
(a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in any portion of the Revolving Credit Loan made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Revolving Credit Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

            9.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

            (a) ADVANCES; PAYMENTS. (i) By 12:30 p.m. (New York time) on the date of Agent's receipt of a Notice of Revolving Credit Advance, Agent shall notify Revolving Credit Lenders thereof by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of each Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in ANNEX H, not later than 2:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Holdings in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $10,000,000 are received with respect to the Revolving Credit Loan (each, a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to the Revolving Credit Loan. Provided that such Lender has made all payments required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of that Lender on that portion of the Revolving Credit Loan held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Holdings and Borrowers shall immediately repay such amount to Agent. Nothing in this SECTION 9.9(B) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Loan Commitment hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

            (c) RETURN OF PAYMENTS(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

            (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

            (d) NON-FUNDING LENDERS. The failure of any Lender (such Lender, a "NON- FUNDING LENDER") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "OTHER LENDER") of its obligations to make such Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non- Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

            (e) DISSEMINATION OF INFORMATION. Agent will (i) provide Lenders with any notice of Default or Event of Default delivered by Agent to any Obligor and (ii) use reasonable efforts to provide Lenders with notice of any action taken by Agent following any Event of Default; provided that, with respect to the foregoing clause (ii), Agent shall not be liable to any Lender for any failure to provide such notice, except to the extent that such failure is attributable solely to Agent's gross negligence or willful misconduct. Lenders acknowledge that Holdings and Borrowers are required to provide Financial Statements, Collateral Reports and notices of Events of Default to Lenders in accordance with ANNEXES E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Credit Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Credit Notes shall be taken in concert and at the direction or with the consent of Agent.

10. SUCCESSORS AND ASSIGNS

            10.1 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Obligors, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. No Obligor may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. No Lender may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents other than in accordance with SECTION 9.1. Any such purported assignment, transfer, hypothecation or other conveyance by any Obligor without the prior express written consent of Agent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

            11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2 below. Any Letter of Interest or Commitment Letter and/or fee letter between any Obligor and Agent or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be merged with and into and superseded by this Agreement. Notwithstanding the date on which this Agreement or any other Loan Document entered into concurrently herewith is executed, all of such documents shall be deemed to be effective as of the Closing Date.

            11.2 AMENDMENTS AND WAIVERS. (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Revolving Credit Notes, or any consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Holdings, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in CLAUSES (B) and (C) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

            (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in SECTION 2.2 to the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Holdings. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Revolving Credit Advances or Letter of Credit Obligations pursuant to SECTION 8.2(A)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Revolving Credit Advances or the incurrence of Letter of Credit Obligations set forth in
SECTION 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Holdings.

            (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Revolving Credit Loan Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to the Pro Rata Share of the Revolving Credit Loan or Letter of Credit Obligations of any affected Lender; (iii) change any scheduled payment date or final maturity date of the principal amount of the Pro Rata Share of the Revolving Credit Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any of the Guaranties or, except as otherwise permitted herein or in the other Loan Documents, permit Obligors to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate for all Obligors (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Revolving Credit Loan Commitments or of the aggregate unpaid principal amount of the Revolving Credit Loan which shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this SECTION 11.2 or the definitions of the terms "Requisite Lenders" insofar as such definitions affect the substance of this SECTION 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Revolving Credit Note shall be effective without the written concurrence of the holder of that Revolving Credit Note. No notice to or demand on any Obligor in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Revolving Credit Notes at the time outstanding and each future holder of the Revolving Credit Notes.

            (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this CLAUSE (I) and in CLAUSE (II) below being referred to as a "NONCONSENTING LENDER"), or

                  (ii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Credit Loan Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Holdings' request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such NonConsenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, the Revolving Credit Loan Commitment of such Non-Consenting Lender for an amount equal to the principal balance of the portion of the Revolving Credit Loan held by the NonConsenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under SECTION 1.12), termination of the Revolving Credit Loan Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities of the nature described in SECTION 1.12, Agent shall deliver to Holdings termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

            11.3 FEES AND EXPENSES. Obligors shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the IPO Documents and advice in connection therewith). Obligors shall reimburse Agent (and, with respect to CLAUSES (C) and (D) below, all Lenders) for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Obligors or any other Person on behalf of Obligors by Agent of the proceeds of the Revolving Credit Loan;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or IPO Documents or advice in connection with the administration of the Revolving Credit Loan made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Obligor or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Obligors or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any attempt to enforce any remedies of Agent against any or all of the Obligors or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any work-out or restructuring of the Revolving Credit Loan during the pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Revolving Credit Loan or any of the other Obligations, (ii) evaluate, observe or assess any Obligor or its affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 11.3 shall be payable, on demand, by Obligors to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

            11.4 NO WAIVER. Agent's or any Lender's failure, at any time or times, to require strict performance by any Obligor of Subsidiary thereof of any provision of this Agreement and any of the other Loan Documents applicable to it shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Obligor contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Obligor under this Agreement and no defaults by any Obligor under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Holdings specifying such suspension or waiver.

            11.5 REMEDIES. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

            11.6 SEVERABILITY. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11.7 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

            11.8 AUTHORIZED SIGNATURE. Until Agent shall be notified in writing by Holdings to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Holdings (as applicable) or any Obligor listed on SCHEDULE 11.8 shall bind such Person and be deemed to be the act of such Person affixed pursuant to and in accordance with resolutions duly adopted by such Person's Board of Directors.

            11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OBLIGOR, AGENT AND LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OBLIGORS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND OBLIGORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND,

PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH OBLIGOR, AGENT AND EACH LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OBLIGOR, AGENT AND EACH LENDER HEREBY WAIVES ANY OBJECTION WHICH SUCH OBLIGOR, AGENT OR SUCH LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH OBLIGOR AT THE ADDRESS SET FORTH ON ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH OBLIGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            11.10 NOTICES. Except as otherwise expressly provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by the other party, or whenever any of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Holdings or Agent) designated on ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            11.11 CONFIDENTIALITY. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information
(a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Revolving Credit Loan and the Revolving Credit Loan Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this SECTION 11.11 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (A) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

            11.12 SECTION TITLES. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            11.14 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND OBLIGORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

            11.15 AMENDMENT AND RESTATEMENT. Insofar as this Agreement relates to Obligors, Agent and Lenders:

            (a) this Agreement amends and restates in its entirety the Prior Credit Agreement and, upon effectiveness of this Agreement, the terms and provisions of the Prior Credit Agreement shall, subject to this SECTION 11.15, be superseded hereby;

            (b) all references to "Credit Agreement" contained in the Loan Documents delivered in connection with the Prior Credit Agreement shall be deemed to refer to this Third Amended and Restated Credit Agreement;

            (c) notwithstanding the amendment and restatement of the Prior Credit Agreement by this Agreement, that portion of the Revolving Credit Loan owing to Lenders by Borrowers under the Prior Credit Agreement that remain outstanding as of the Closing Date shall constitute continuing Obligations of all Borrowers hereunder and shall continue to be secured by the Collateral;

            (d) that portion of the Revolving Credit Loan owing to Lenders by Borrowers under the Prior Credit Agreement and the Liens securing payment thereof shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation, or repayment and reborrowing, of that portion of the Revolving Credit Loan; and

            (e) in furtherance of and without limiting the foregoing, from and after the Closing Date, the terms, conditions, and covenants governing the Revolving Credit Loan under the Prior Credit Agreement shall be solely as set forth in this Agreement, which shall supersede the Prior Credit Agreement in its entirety.

            11.16 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Obligor for liquidation or reorganization, should any Obligor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Obligor's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.   CROSS-GUARANTY

            12.1 CROSS-GUARANTY. Each Obligor hereby acknowledges and agrees that such Obligor is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to each other Obligor, Agent and Lenders the full and prompt payment and performance of, all Obligations owed or hereafter owing to Agent and/or Lenders by each other Obligor.

            12.2  CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

            (a) To the extent that any Obligor shall make a payment under this
SECTION 12 of all or any of the Obligations for which such Obligor is not primarily liable as a Borrower (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Obligors, exceeds the amount which such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Obligor's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Obligors in effect immediately prior to the making of such Guarantor Payment, THEN such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Obligors for the amount of such excess, PRO RATA based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Obligor shall be equal to the maximum amount of the claim which could then be recovered from such Obligor under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; PROVIDED that the foregoing limitation on the Allocable Amount of any Obligor shall not apply to the guaranty by any Obligor of the obligations of any of its Subsidiaries.

          (c) This SECTION 12.2 is intended only to define the relative rights of Obligors and nothing set forth in this SECTION 12.2 is intended to or shall impair the obligations of Obligors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including, without limitation, SECTION 1 hereof, and nothing contained in this SECTION 12.2 shall limit the liability of any Obligor to pay the Obligations for which it is primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Obligor to which such contribution and indemnification is owing.

            12.3 OBLIGATIONS ABSOLUTE. The liability of each Obligor to Agent and Lenders hereunder shall not be affected or impaired by any of the following acts by Agent or any Lender: (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations; (ii) one or more extensions or renewals of Obligations (whether or not for longer than the original period) or any modification of the interest rates, fees, maturities or principal amount of, or other contractual terms applicable to any Obligations; (iii) any waiver or indulgence granted to an Obligor, any delay or lack of diligence in the enforcement of Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue an Obligor or any guarantor or other person liable in respect of any Obligations; (v) any release, surrender, cancellation or other discharge of any evidence of

Obligations or the acceptance of any instrument in renewal or substitution therefore; (vi) any failure to obtain collateral security (including rights of setoff) for Obligations, or to obtain or maintain the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any Obligations or any evidence thereof; or (ix) any manner, order or method of application of any payments or credits upon Obligations. Each Obligor hereby waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

            12.4 WAIVER. EACH OBLIGOR HEREBY WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR OR NONPAYMENT, AND PROTEST OF ANY INSTRUMENT EVIDENCING OBLIGATIONS.

            12.5 RECOVERY. If any payment is applied by Agent or any Lender to the Obligations and is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of an Obligor or any other obligor), the Obligations to which such payment was applied shall for the purposes of this
SECTION 12 be deemed to have continued in existence, notwithstanding such payment and application and this cross guaranty shall be enforceable as to such Obligations as fully as if such payment and application had never been made.

            12.6 LIABILITY CUMULATIVE. The liability of Obligors under this
SECTION 12 is in addition to and shall be cumulative with all liabilities of each Obligor to Agent and Lenders under this Agreement and the other Loan Documents to which such Obligor is a party or in respect of any Obligations or obligation of the other Obligor, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                            [signature pages follow]

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              AMERICAN NUTRITION BARS, INC.
                              GREAT AMERICAN FOODS, INC.
                              SCHIFF PRODUCTS, INC.
                              WEIDER NUTRITION GROUP, INC.
                              WEIDER NUTRITION INTERNATIONAL, INC.
                              WNG HOLDINGS (INTERNATIONAL) LTD.

                              For each of the foregoing:

                              By: ________________________________

                              Title:  Chief Financial Officer


                           [signature pages continue]

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Agent and Lender

                              By: _______________________________

                              Title:  Duly Authorized Signatory




                           [signature pages continue]

                              CORESTATES BANK, N.A.

                              By: _______________________________

                              Title:_____________________________




                           [signature pages continue]

                              LASALLE NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________



                           [signature pages continue]

                             THE BANK OF NOVA SCOTIA

                              By: _______________________________

                              Title:_____________________________




                           [signature pages continue]

                            CREDITANSTALT-BANKVEREIN

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________



                           [signature pages continue]

                              DRESDNER BANK AG, NEW YORK BRANCH
                              AND GRAND CAYMAN BRANCH

                              By: _______________________________

                              Title:_____________________________


                              By: _______________________________

                              Title:_____________________________




                           [signature pages continue]

                            ZIONS FIRST NATIONAL BANK

                              By: _______________________________

                              Title:_____________________________




                              [signature pages end]

                               ANNEX A (RECITALS)
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                   DEFINITIONS

            Capitalized terms used in the Agreement shall have (unless otherwise provided elsewhere in the Agreement) the following respective meanings and all section references in the following definitions shall refer to Sections of the
Agreement:

            "ACCOUNT DEBTOR" shall mean any Person who may become obligated to any Obligor with respect to, or on account of, an Account.

            "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to any Obligor or Subsidiary thereof whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code), (b) all of each Obligor's and its Subsidiaries' rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Obligor's and each of its Subsidiaries' rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Obligor or Subsidiary thereof under all purchase orders and contracts for the sale of goods or the performance of services or both by any Obligor or Subsidiary thereof or in connection with any other transaction (whether or not yet earned by performance on the part of such Obligor or Subsidiary, as appropriate) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "AFFILIATE" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (iii) each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" shall mean GE Capital or its successor appointed pursuant to
SECTION 9.2.

            "AGREEMENT" shall mean the Third Amended and Restated Credit Agreement by and among Obligors, General Electric Capital Corporation, as Agent and Lender and the other Lenders from time to time signatory to the Agreement, and shall include all appendices, annexes, exhibits or schedules thereto, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement.

            "ASSIGNMENT AGREEMENT" shall mean an agreement in form and substance satisfactory to, and acknowledged by, Agent, whereby a portion of any Revolving Credit Loan Commitment is assigned to a Lender after the Closing Date.

            "BORROWERS" shall have the meaning assigned thereto in the recitals to the Agreement, and shall include each other Person who becomes a Borrower hereunder after the Closing Date.

            "BORROWING AVAILABILITY" shall have the meaning assigned to it in
SECTION 1.1(A).

            "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or State of New York.

            "CAPITAL EXPENDITURES" shall mean all payments (including the principal portion of payments under Capital Leases, installment purchase agreements and other similar purchase money financing arrangements) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

            "CAPITAL LEASE" shall mean, with respect to any Person and without duplication, any lease of any property (whether real, personal or mixed) by such Person as lessee that, (i) in accordance with GAAP, any would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, and
(ii) a lease type instrument, however denominated, which is the substantial economic equivalent of a mortgage financing, conditional sale agreement, title retention agreement, deferred purchase contract, or other loan secured by the leased property, whether or not the residual value is retained by the lessor or turned over to the lessee, such as, but not limited to, sale and leaseback transactions, leases under which periodic rental payments are made during the basic term of the lease which are calculated to return to the lessor substantially the cost of the leased property and a sum providing the lessor with a predetermined rate of return on such cost in which the lessor typically does not engage in the regular business of owning and operating property of the character of the leased property except as security for financial transactions and under which the lessor is relieved in most material respects of the responsibilities of ownership during the term of the lease, namely the ultimate obligation to pay expenses of maintenance and taxes other than, in the case of any clause (i) or (ii) above, any such lease under which such Person is the lessor.

            "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease and without duplication, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet, plus (if any such Capital Lease need not be disclosed or accounted for on the balance sheet, or the footnotes thereto, of such Person) the amount of the liability reflecting the aggregate discounted amount of future payments under such Capital Lease.

            "CHANGE OF CONTROL" shall mean any event, transaction or condition as a result of which or after giving effect to which (a) Ben Weider or his immediate family members (or any entity controlled by such Persons) shall cease to own, beneficially and of record with full voting and dispositive power, shares of Voting Stock of Parent constituting at least 51% of the voting power represented by the outstanding shares of each class of Voting Stock of Parent,
(b) Parent (or any entity controlled by Parent) shall cease to own, beneficially and of record with full voting and dispositive power, shares of Voting Stock of Holdings constituting at least 51% of the voting power represented by the outstanding shares of Voting Stock of Holdings, (c) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of any class of Voting Stock of Holdings or (d) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

            "CHARGES" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including, without limitation, taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Obligor or Subsidiary thereof, (iv) the ownership or use of any properties or other assets of any Obligor or Subsidiary thereof, or (v) any other aspect of the business of any Obligor or Subsidiary thereof.

            "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof, wherever located.

            "CLOSING DATE" shall mean May 6, 1997.

            "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            "COLLATERAL" shall mean the assets and property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that shall at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

            "COLLATERAL CERTIFICATE" shall mean a certificate in the form attached to the Agreement as EXHIBIT D.

            "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the Guaranties, the Stock Pledge Agreements, the Copyright Assignments, the Patent Assignments, the Trademark Assignments and any other agreement, document or instrument now or hereafter in effect pursuant to which is granted a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Collateral Document.

            "COLLATERAL REPORTS" shall mean the reports with respect to the Collateral referred to in ANNEX F.

            "COLLECTION ACCOUNT" shall mean that certain account of Agent, account number 50232854 in the name of GECC/CF Depositary at Bankers Trust Company, 17 Wall Street, New York, New York ABA number 021 001 033.

            "CONCENTRATION ACCOUNT" shall have the meaning assigned to it on ANNEX C.

            "CONTRACTS" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof, and, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Obligor or Subsidiary thereof may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

            "CONTROL LETTER" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Obligor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Obligor,
(iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Obligor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable Investment Property, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such Investment Property, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Obligor.

            "COPYRIGHT ASSIGNMENTS" shall mean the copyright security agreements at any time made in favor of Agent, on behalf of itself and Lenders, by each Obligor or Subsidiary thereof, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Copyright Assignment.

            "COPYRIGHT LICENSE" shall mean any and all rights now owned or hereafter acquired by any Obligor or Subsidiary thereof under any written agreement granting any right to use any Copyright or Copyright registration.

            "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by any Obligor or Subsidiary thereof: (i) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

            "DEBT SERVICE" shall mean for any period, an amount equal to the sum of (i) the consolidated Interest Charges of Holdings and its Subsidiaries for such period and (ii) the scheduled principal amortization of any outstanding Indebtedness during such period, which Indebtedness is reflected on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP for the relevant period ended on such date.

            "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "DEFAULT RATE" shall have the meaning assigned to it in SECTION 1.5(D).

            "DISBURSEMENT ACCOUNT" shall have the meaning assigned to it on ANNEX C.

            "DOL" shall mean the United States Department of Labor or any successor thereto.

            "DOCUMENTS" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof wherever located.

            "EBITDA" shall mean, with respect to Holdings and its Subsidiaries for any period, consolidated Net Income from operations (before extraordinary items, interest, taxes, depreciation, amortization and expenses incurred during such period in connection with the conversion of "Phantom Stock" of Nutrition issued prior to the Closing Date into Stock of

Holdings in accordance with the Agreement) determined in accordance with GAAP and in a manner consistent with the projections referred to in SECTION 3.4.

            "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relative to the applicable real estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 ET seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.ss. 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.ss. 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss.ss. 2601 ET SEQ.); the Clean AIr Act, as amended (42 U.S.C. ss.ss. 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.SS. 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss. 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. ss.ss. 300(f) ET SEQ.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, obligations, responsibilities, remedial actions, removal actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release or the presence of a Hazardous Material or threatened Release of a Hazardous Material.

            "EQUIPMENT" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof, wherever located and, in any event, including all machinery and equipment of each Obligor and Subsidiary thereof, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

            "ERISA AFFILIATE" shall mean, with respect to any Obligor or Subsidiary thereof, any trade or business (whether or not incorporated) under common control with such Obligor or Subsidiary, as appropriate, and which, together with such Obligor or Subsidiary, as appropriate, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

            "ERISA EVENT" shall mean, with respect to any Obligor, Subsidiary thereof or ERISA Affiliate, (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any Obligor, Subsidiary thereof or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Obligor, Subsidiary thereof or ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "EVENT OF DEFAULT" shall have the meaning assigned to it in
SECTION 8.1.

            "EXCLUDED ASSET SALES" shall mean the sale, transfer, conveyance or other disposition of any assets or properties (i) to any Obligor other than Holdings, (ii) consisting of sales of Inventory in the ordinary course of business, (iii) consisting of licensing of items of intellectual property in the ordinary course of business, (iv) consisting of the sale and leaseback of assets or properties, if permitted by the terms of the Agreement, (v) to the extent the Net Cash Proceeds of such disposition are used within six months of such disposition to purchase an asset or property substantially similar to the asset or properties disposed of, (vi) consisting of sales of obsolete or redundant Equipment or Fixtures not to exceed $500,000 in the aggregate in any Fiscal Year, (vii) consisting of the assignment for collection of up to $250,000 of uncollectible Accounts each Fiscal Year, (viii) so long as no Default or Event of Default shall have occurred and be continuing, or would result after giving effect thereto, for fair sale consideration not exceeding $250,000 in the aggregate for Obligors and their Subsidiaries in any Fiscal year.

            "FEDERAL FUNDS RATE" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent.

            "FEDERAL RESERVE BOARD" shall have the meaning assigned to it in
SECTION 3.12.

            "FEES" shall mean any and all fees due to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "FINANCIAL STATEMENTS" shall mean the financial statements referred to in SECTION 3.4.

            "FISCAL MONTH" shall mean any of the monthly accounting periods of Obligors.

            "FISCAL QUARTER" shall mean any of the quarterly accounting periods of Obligors.

            "FISCAL YEAR" shall mean any fiscal accounting period of Obligors consisting of twelve (12) consecutive months ending on May 31 of any calendar year.

            "FIXTURES" shall mean all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof, wherever located.

            "FUNDED DEBT" shall mean, with respect to Holdings and its Subsidiaries on a consolidated and consolidating basis and without duplication, all of their outstanding Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at its option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, the Revolving Credit Loan and the principal portion of other Obligations and Indebtedness described in CLAUSES (II) and (X) of
SECTION 6.3.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied.

            "GE CAPITAL" shall mean General Electric Capital Corporation, a New York corporation having an office at 201 High Ridge Road, Stanford, Connecticut 06927-5100.

            "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof, and, in any event, including, without limitation, all right, title and interest which any Obligor or Subsidiary thereof may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, service marks, trade names, business names, corporate names, trade styles, logos and other source or business identifiers, and all applications therefor and reissues, extensions or renewals thereof, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark license), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments and rights of indemnification.

            "GOODS" shall mean all "goods" as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof, wherever located.

            "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GROSS INTEREST CHARGES" shall mean the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense, gross" (or any similar caption) on a consolidated income statement of Holdings and its Subsidiaries, prepared in accordance with GAAP for the relevant period ended on such date.

            "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person
(i) to purchase or repurchase any such primary obligation, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

            "GUARANTORS" shall have the meaning assigned thereto in the recitals to the Agreement, and shall include each other Person who becomes a Subsidiary of any Obligor (unless otherwise required by the Agreement) after the Closing Date and each other Person, if any, which executes a guarantee or a support or other similar agreement in favor of Agent or any Lender in connection with the transactions contemplated by the Agreement and the other Loan Documents.

            "GUARANTIES" shall mean the guaranty made by each Guarantor in favor of Agent, on behalf of itself and Lenders, as contained in SECTION 12 of the Agreement, and any other agreement to pay or perform, on behalf of Obligors, any of the Revolving Credit Loan or any of the other Obligations, at any time made in favor of Agent or any Lender, in form and substance satisfactory to Agent, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Guaranty.

            "HAZARDOUS MATERIAL" shall mean any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by or forms the basis of liability now or hereafter under, any Government Authority in any jurisdiction in which any Obligor or Subsidiary thereof has owned, leased, or operated real property or disposed of hazardous materials, or by any Federal government authority, including, without limitation, any material or substance which is (i) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), any radioactive substance, methane, volatile hydrocarbons or any industrial solvent, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.ss. 1251 ET SEQ. (33 U.S.C. ss.ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, ET SEQ. (42 U.S.C. ss. 6903), or (v) defined AS a "hazardous substance" pursuant to Section 1012 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 ET SEQ. (42 U.S.C. ss.
9601).

            "HOLDINGS" shall have the meaning assigned thereto in the recitals to the Agreement.

            "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but excluding obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Indebtedness referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(vi) the Obligations, and (vii) all liabilities under Title IV or ERISA.

            "INDEX MARGIN" shall have the meaning ascribed thereto in SECTION
1.5.

            "INDEX RATE" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "INDEX RATE LOAN" shall mean a Revolving Credit Advance then bearing interest by reference to the Index Rate.

            "INSTRUMENTS" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Obligor or Subsidiary thereof wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "INTEREST CHARGES" shall mean, with respect to Holdings and its Subsidiaries for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "INTEREST EXPENSE, NET" (or any like caption) on a consolidated income statement of Holdings and its Subsidiaries, prepared in accordance with GAAP for the relevant period ended on such date.

            "INVENTORY" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, any Obligor or Subsidiary thereof wherever located, and, in any event, including inventory, merchandise, goods and other personal property which are held by or on behalf of any Obligor or Subsidiary thereof for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of any Obligor or Subsidiary thereof, or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

            "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Obligor, including the rights of any Obligor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Obligor; (iv) all commodity contracts held by any Obligor; and (v) all commodity accounts held by any Obligor.

            "INVESTMENTS" shall have the meaning ascribed thereto in SECTION
6.2.

            "IPO" shall mean the initial public offering consummated on the Closing Date of

5,600,000 shares of Class A Common Stock, par value $.01 per share, of Holdings in accordance with the terms of the Registration Statement.

            "IPO DOCUMENTS" shall mean the Registration Statement and all other agreements, certificates, documents, instruments, opinions and other written matter delivered in connection with the IPO.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

            "IRS" shall mean the Internal Revenue Service, or any successor thereto.

            "L/C MARGIN" shall have the meaning ascribed thereto in ANNEX B.

            "LEASES" shall mean all leasehold estates in real property now owned or hereafter acquired by any Obligor or Subsidiary thereof, as lessee.

            "LENDERS" shall mean GE Capital, the other Lenders, if any, named on the signature page of the Agreement, and, if any such Lender shall decide to assign or syndicate all or any portion of the Obligations, such term shall include such assignee or such other members of the syndicate.

            "LETTER OF CREDIT OBLIGATIONS" shall mean all outstanding obligations incurred by Agent at the request of Holdings, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Agent or another, of letters of credit, bank acceptances in respect of letters of credit, or the like. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent thereupon or pursuant thereto.

            "LETTERS OF CREDIT" shall mean commercial or standby letters of credit issued at the request of Holdings for the account of any Borrower, and bankers' acceptances issued by any Borrower, for which Agent has incurred Letter of Credit Obligations pursuant thereto.

            "LIBOR BUSINESS DAY" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

            "LIBOR LOAN" shall mean a Revolving Credit Loan then bearing interest by reference to the LIBOR Rate.

            "LIBOR MARGIN" shall have the meaning ascribed thereto in SECTION
1.5.

            "LIBOR PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on a Business Day selected by Holdings pursuant to the Agreement and ending one, two or three months thereafter, as selected by Holdings' irrevocable notice to Agent as set forth in SECTION 1.5(E); PROVIDED that the foregoing provision relating to LIBOR Periods is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Revolving Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

            (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

            (d) Holdings shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such LIBOR Loan; and

            (e) Holdings shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

            "LIBOR RATE" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period; divided by

            (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest one sixteenth of one percent (1/16th of 1%) or, if there is not a nearest one sixteenth of one percent (1/16th of 1%), to the next highest one sixteenth of one percent (1/16th of 1%).

            If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Holdings.

            "LICENSE" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Obligor or Subsidiary thereof.

            "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "LOAN ACCOUNT" shall have the meaning assigned to it in SECTION
1.10.

            "LOAN DOCUMENTS" shall mean the Agreement, the Revolving Credit Notes, the Security Agreement, the other Collateral Documents, the Termination Agreement and all other agreements, instruments, documents and certificates identified in the Schedule of Documents, in favor of Agent and/or Lenders and including (without limitation) all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Obligor or Affiliate thereof, or any employee of any Obligor or such Affiliate, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Loan Document.

            "LOCK BOX ACCOUNT" shall have the meaning assigned to it on ANNEX
C.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(i) the business, assets, operations, prospects or financial or other condition of (a) Holdings or (b) Obligors considered as a whole, (ii) Borrowers' ability to pay the Revolving Credit Loan or any of the other Obligations in accordance with the terms thereof, (iii) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of any such Lien, or (iv) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

            "MAXIMUM LAWFUL RATE" shall have the meaning assigned to it in
SECTION 1.5(F).

            "MAXIMUM REVOLVING CREDIT LOAN" shall mean, at any particular time, an amount equal to the Revolving Credit Loan Commitment of all Lenders less the then outstanding amount of the Letter of Credit Obligations.

            "MORTGAGED PROPERTIES" shall mean each parcel of Real Estate which, pursuant to the Agreement, is required to be subject to a Mortgage.

            "MORTGAGES" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Obligor or Subsidiary thereof to Agent, with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Mortgage.

            "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Obligor or Subsidiary thereof or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "NET INCOME" shall mean consolidated net income from operations of Holdings and its Subsidiaries after income and franchise taxes and shall have the meaning given such term by GAAP, PROVIDED that there shall be specifically excluded therefrom, without duplication (i) gains (or losses) net of taxes from the sale or abandonment of capital assets in accordance with the reasonable requirements of business, (ii) income (or loss) of Persons in which Holdings or any Subsidiary thereof owns a minority interest and which, in accordance with GAAP, should not be consolidated with Holdings for financial reporting purposes, and (iii) for purposes of calculating compliance with the Financial Covenants set forth on ANNEX G, the effect of "minority interests" (which for such purposes shall mean that percentage of the consolidated net income of any Subsidiary of Holdings equal to the percentage of such Subsidiary's capital stock which is owned by Persons other than Holdings or any Borrower).

            "NET WORTH" shall mean, with respect to Holdings and its Subsidiaries, the gross book value of the consolidated assets of Holdings and its Subsidiaries (inclusive of goodwill, patents, trademarks, tradenames, copyrights, organization expenses, treasury stock, debt discount and expense, deferred charges and other like intangibles) MINUS (i) reserves applicable thereto, and (ii) all of Holdings' and its Subsidiaries' consolidated liabilities (including accrued and deferred income taxes) all as determined in accordance with GAAP; PROVIDED, THAT there shall be excluded from the definition of "Net Worth" (a) the net worth of Persons in which Holdings or any Subsidiary thereof owns a minority interest and which, in accordance with GAAP, should not be consolidated with Holdings for financial reporting purposes and (b) the effect of "minority interests" (which for purposes hereof shall mean that percentage of the consolidated net worth of any Subsidiary of Holdings equal to the percentage of such Subsidiary's capital stock which is owned by Persons other than Holdings or any Borrower).

            "NON-USE FEE" shall have the meaning assigned to it in SECTION
1.6.

            "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned to it in SECTION 1.5(E).

            "NOTICE OF REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in SECTION 1.1.

            "NUTRITION" shall have the meaning assigned to it in the recitals to the Agreement.

            "OBLIGATIONS" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Obligor to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest, Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Obligor under the Agreement or any of the other Loan Documents.

            "OBLIGOR ACCOUNT" shall have the meaning assigned to it on ANNEX C.

            "OBLIGORS" shall have the meaning assigned thereto in the recitals to the Agreement, and shall include each other Person who becomes a Borrower or a Guarantor hereunder after the Closing Date.

            "OTHER TAXES" shall have the meaning assigned to it in SECTION 1.13.

            "PARENT" means Weider Health and Fitness, a Nevada corporation.

            "PATENT ASSIGNMENTS" shall mean the patent security agreements at any time made in favor of Agent, on behalf of itself and Lenders, by any Obligor or Subsidiary thereof, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Patent Assignment.

            "PATENT LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Obligor or Subsidiary thereof granting any right with respect to any invention on which a Patent is in existence.

            "PATENTS" shall mean all of the following in which any Obligor or Subsidiary thereof now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and
(ii) all reissues, continuations, continuations-in-part or extensions thereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3 (34) of ERISA, and which any of Obligor or Subsidiary thereof or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "PERMITTED ACQUISITIONS" shall have the meaning assigned to it in
SECTION 6.1.

            "PERMITTED ENCUMBRANCES" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, any not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of SECTION 5.2(b); (ii) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Obligor is a party as lessee made in the ordinary course of business;
(iv) deposits securing public or statutory obligations of any Obligor; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Obligor is a party;
(viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, lease or leasehold estate; and (x) other Liens expressly permitted under SECTION 6.7.

            "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "PLAN" shall mean, with respect to any Obligor, Subsidiary thereof or ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Obligor or Subsidiary thereof maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Obligor or Subsidiary thereof from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Obligor or Subsidiary thereof from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of any Obligor or Subsidiary thereof against third parties (a) for past, present or future infringement of any Patent or Patent License, (b) for past, present or future infringement or dilution of any Copyright or Copyright License or (c) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any recoveries by any Obligor or Subsidiary thereof against third parties with respect to any litigation or dispute concerning any of the Collateral, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

            "PRO FORMA" means the unaudited consolidated and consolidating balance sheet of Holdings and its Subsidiaries as of March 31, 1997, after giving PRO FORMA effect to the IPO and the other transactions contemplated by the Loan Documents and the IPO Documents to be consummated as of the Closing Date.

            "PRO RATA SHARE" shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (a) the Revolving Credit Loan Commitment of that Lender by (b) the aggregate Revolving Credit Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1.

            "PROJECTIONS" shall mean any and all projections delivered pursuant to or in connection with the Agreement.

            "PUBLISHING BORROWERS" shall mean, collectively, Fit Pregnancy, Inc., a California corporation, "I, Brute" Enterprises Inc., a California corporation, Living Fit, Inc., a California corporation, Men's Fitness Magazine, Inc., a California corporation, Prime Magazine, Inc., a California corporation, Shape Magazine, a California corporation, Weider Publications, Inc., a Delaware corporation, and Weider's Golf, Inc., a Delaware corporation.

            "PUBLISHING OBLIGORS" shall mean, collectively, Parent, Weider Communications, a California corporation, WPI Holdings (International) Ltd., a Nevada corporation, and each Publishing Borrower.

            "QUALIFIED PLAN" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under
Section 401(a) of the IRC, and which any Obligor, Subsidiary thereof or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "REAL ESTATE" shall have the meaning assigned to it in SECTION 3.7.

            "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-1 filed by Holdings with the United States Securities and Exchange Commission on September 27, 1996, as amended and made effective as of April 30, 1997.

            "RELEASE" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

            "REPORTABLE EVENT" shall mean any of the events described in Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

            "REQUISITE LENDERS" shall mean (a) Lenders having more than 66 2/3% in the aggregate of the Revolving Credit Loan Commitments of all Lenders, or (b) if the Revolving Credit Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Credit Loan and Letter of Credit Obligations.

            "RESTRICTED PAYMENT" shall mean (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(ii) any payment on account of the purchase, redemption, defeasance or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, or (iii) any payment, loan, contribution, or other transfer of funds or other property to any holder of stock of such Person.

            "RETIREE WELFARE PLAN" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

            "REVOLVING COMMITMENT TERMINATION DATE" shall mean the earliest of
(i) February 29, 2000 (unless otherwise extended, if at all, pursuant to SECTION
7.2 of the Agreement) and (ii) the date of termination of Lenders' obligations to make Revolving Credit Advances and the acceleration of the existing Revolving Credit Loan then outstanding pursuant to SECTION 8.2.

            "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in
SECTION 1.1(A).

            "REVOLVING CREDIT LOAN" shall mean the aggregate amount of Revolving Credit Advances outstanding at any time.

            "REVOLVING CREDIT LOAN COMMITMENT" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth on ANNEX J, any amendment of the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment (determined from the amounts referred to in clause (a) hereof) of all Lenders to make Revolving Credit Advances, as such amount may be further adjusted, if at all, from time to time in accordance with the Agreement, which aggregate commitment shall be One Hundred Thirty Million Dollars ($130,000,000) on
the Closing Date.

            "REVOLVING CREDIT NOTE" shall have the meaning assigned to it in
SECTION 1.1(B) and shall be substantially in the form of EXHIBIT C, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Revolving Credit Note.

            "SCHEDULE OF DOCUMENTS" shall mean the schedule, including all appendices, annexes, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

            "SECURITY AGREEMENT" shall mean the security agreement entered into among Agent, on behalf of itself and Lenders, and each Obligor and domestic Subsidiary thereof, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Security Agreement.

            "SOLVENT" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

            "STOCK" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3 a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

            "STOCK PLEDGE AGREEMENTS" shall mean the pledge agreements at any time executed by each applicable Obligor or Subsidiary thereof in favor of Agent, on behalf of itself and Lenders, pledging all (or such lesser amount as is required by the Agreement) of the Stock of their respective Subsidiaries, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Stock Pledge Agreement.

            "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise and (ii) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

            "TAXES" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

            "TERMINATION AGREEMENT" shall have the meaning assigned to it in the recitals to the Agreement.

            "TERMINATION DATE" shall mean the date on which the Revolving Credit Loan has been repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Obligors shall have no further right to borrow any monies thereunder.

            "TITLE IV PLAN" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

            "TRADEMARK ASSIGNMENTS" shall mean the trademark security agreements at any time made in favor of Agent, on behalf of Lenders, by any Obligor or Subsidiary thereof, in each case as from time to time amended, restated, supplemented or otherwise modified in accordance with the terms of the Agreement and such Trademark Assignment.

            "TRADEMARK LICENSE" shall mean rights under any written agreement now owned or hereafter acquired by any Obligor or Subsidiary thereof granting any right to use any Trademark or Trademark registration.

            "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by any Obligor or Subsidiary thereof: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark

Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (ii) all reissues, extensions or renewals thereof.

            "UNFUNDED PENSION LIABILITY" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five (5) years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Obligor, Subsidiary thereof or ERISA Affiliate as a result of such transaction.

            "VOTING STOCK" with respect to any Person shall mean Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

            "WELFARE PLANS" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by any Obligor, Subsidiary thereof or ERISA Affiliate.

            "WITHDRAWAL LIABILITY" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

            Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Obligors, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Obligors' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; PROVIDED, HOWEVER, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), and (b) changes in accounting principles concurred in by each Obligor's certified public accountants. In the event, if any, that Agent, Holdings and Requisite Lenders shall have agreed upon the required amendments, then after such agreement has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Holdings and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

            All other undefined terms contained in the Agreement or any of the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including the Annexes, Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

                              ANNEX B (SECTION 1.2)
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                LETTERS OF CREDIT

            (a) ISSUANCE. Subject to the terms and conditions of the Agreement, the Revolving Credit Loan Commitment may, in addition to Revolving Credit Loan Advances, be utilized, upon the request of Holdings, for the issuance of Letters of Credit or guaranties thereof by Agent so long as GE Capital is Agent, on behalf of each Lender (severally and not jointly) according to such Lender's Pro Rata Share of the Revolving Credit Loan Commitment to guaranty payment to banks (whether or not such banks are Lenders) which issue Letters of Credit for the account of Borrowers; PROVIDED, HOWEVER, that the aggregate amount of all Letter of Credit Obligations incurred by Agent and the Lenders pursuant to this PARAGRAPH (A) shall not exceed Five Million Dollars ($5,000,000) and, PROVIDED, FURTHER, that (1) no such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof and (2) Agent and the Lenders shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than November 30, 1999. It is understood that the determination of the bank or other legally authorized Person (including any Lender) which shall issue any Letter of Credit contemplated by this PARAGRAPH (A) shall be made by Agent, in its sole discretion. It is further understood that Letter of Credit Obligations incurred by any Borrower on behalf of Holdings are guaranteed by Holdings pursuant to the Guaranty.

            (b) ADVANCES AUTOMATIC. In the event that any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under
SECTION 1.1(A) of the Agreement.

            (c) CASH COLLATERAL. In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Revolving Commitment Termination Date, Borrowers will pay to Agent for the benefit of the Lenders cash or cash equivalents acceptable to Agent ("CASH EQUIVALENTS") in an amount equal to the maximum amount then available to be drawn under the applicable Letter of Credit. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "CASH COLLATERAL ACCOUNT"). The Cash Collateral Account shall be in the name of Agent (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this ANNEX B. Obligors hereby pledge, and grant to Agent, on behalf of Lenders, a security interest in, all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due. The Agreement shall constitute a security agreement under applicable law.

            From time to time after funds are deposited in the Cash Collateral Account, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to the Lenders with respect to such Letter of Credit Obligations.

            No Obligor nor any Person claiming on behalf of or through any Obligor shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to the Lenders in respect thereof, any funds remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Holdings.

            Agent shall invest the funds in the Cash Collateral Account in treasury bills or deposit such funds in an interest bearing account, and interest and earnings thereon, if any, shall be paid over to Holdings upon termination of the Cash Collateral Account.

            (d) FEES AND EXPENSES. In the event that the Lenders shall incur any Letter of Credit Obligation pursuant hereto at the request of Holdings, on behalf of any Borrower, Borrowers agree to pay to:

            (1) Agent for the benefit of the Lenders, as compensation to the Lenders for such Letter of Credit Obligation, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligation,
(ii) commencing with the month in which such Letter of Credit Obligation is incurred by the Lenders and monthly thereafter for each month during which such Letter of Credit Obligation shall remain outstanding, a fee in an amount equal to (A) the maximum amount available from time to time to be drawn under the applicable Letter of Credit multiplied by (B) the applicable per annum rate set forth in the following grid (the "L/C MARGIN"):

                       FUNDED DEBT TO
                       EBITDA RATIO       L/C MARGIN
                      ----------------   -------------
                           > 3.0              2.75
                           -
                        > 2.5 but < 3.0       2.50
                        -
                        > 2.0 but < 2.5       2.25
                        -
                        > 1.5 but < 2.0       1.75
                        -
                           < 1.5              1.50

The effective L/C Margin will be based on a Funded Debt to EBITDA ratio calculated in accordance with paragraph (e) of ANNEX G and shall be determined and adjusted in a manner identical to that in which the effective Margin with respect to the Revolving Credit Loan is determined and adjusted pursuant to
SECTION 1.5 of the Agreement; and

            (2) any issuer of a Letter of Credit, if not Agent (the "L/C ISSUER") (i) an additional fee for its own account computed at the rate of one half of one percent (.5%) per annum of the maximum amount available to be drawn from time to time under each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit and (ii) on demand, such other administrative fees, charges and expenses of the L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

All fees due under this PARAGRAPH (D) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be paid to Agent for the benefit of the Lenders or the L/C Issuer, as the case may be, in arrears, on the first day of each month.

            (e) REQUEST FOR LENDER GUARANTIES. Holdings shall give Agent at least two (2) Business Days prior written notice as to the issuance of a Letter of Credit or letter of credit guaranty, specifying the date such Letter of Credit or guaranty is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit to be guarantied.

            (f) OBLIGATION ABSOLUTE. The obligation of Borrowers to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

            (1) any lack of validity or enforceability of any Letter of Credit or any other agreement;

            (2) the existence of any claim, set-off, defense or other right which any Obligor or Affiliate thereof or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), any Lender, or any other Person, whether in connection with the Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Obligor or Affiliate thereof and the beneficiary for which the Letter of Credit was procured);

            (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (4) payment by Agent, any Lender, or the issuing bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; PROVIDED that, in the case of any payment by Agent or any Lender under any Letter of Credit, Agent or such Lender has not acted with gross negligence or willful misconduct in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof;

            (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

            (6) the fact that a Default or an Event of Default shall have occurred and be continuing.

            (g) INDEMNIFICATION; NATURE OF LENDERS' DUTIES. In addition to amounts payable as elsewhere provided in the Agreement, Obligors, jointly and severally, hereby agree to protect, indemnify, pay and save Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Letter of Credit or guaranty thereof, other than as a result of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction or (2) the failure of Agent or any Lender to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

            As between Agent and Obligors and any Lender and Obligors, Obligors assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; PROVIDED that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent has not acted with gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (vii) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

                              ANNEX C (SECTION 1.7)
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                             CASH MANAGEMENT SYSTEMS

            Each Obligor shall, and each Obligor shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

            (a) For so long as the Revolving Credit Loan or any other Obligations are outstanding, each Obligor and Subsidiary thereof shall (i) establish lock boxes ("LOCK BOXES") at one or more of the banks set forth on
SCHEDULE 1.7 and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes and (ii) deposit and cause each Subsidiary thereof to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in such Obligor's or Subsidiary's name (collectively, the "OBLIGOR ACCOUNTS") at banks set forth on SCHEDULE 1.7 (each, a "RELATIONSHIP BANK"). Prior to the Closing Date, Obligors shall have established a concentration account in Obligors' name (the "CONCENTRATION ACCOUNT") at the bank which shall be designated as the Concentration Account bank on SCHEDULE 1.7 (the "CONCENTRATION ACCOUNT BANK"), in accordance with a blocked account agreement in form and substance and with such bank as shall be satisfactory to Agent, in its sole discretion.

            (b) Prior to the Closing Date, the Concentration Account Bank, and each of the banks set forth on SCHEDULE 1.7 shall have entered into triparty blocked account agreements with Agent, for the benefit of itself and Lenders, and each applicable Obligor and Subsidiary thereof, in form and substance acceptable to Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in such Concentration Account are held by such bank as agent or bailee-in-possession for the Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the date on which such bank receives an Activation Notice (as defined below) (A) with respect to banks at which an Obligor Account is located, such bank agrees to forward immediately all amounts in each Obligor Account to the Concentration Account Bank and to commence the process of daily sweeps from such Obligor Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees to forward immediately all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account Bank into the Collection Account; PROVIDED, HOWEVER, that prior to delivery by Agent of written notice ("ACTIVATION NOTICE") to the Concentration Account Bank, the Relationship Banks and Holdings, each Obligor shall have access to and use of any cash or other funds in the Obligor Accounts, and the Concentration Account Bank and the Relationship Banks shall not be required to transfer cash in the Obligor Accounts other than in accordance with the instructions of such Obligor.

            (c) From and after the delivery of the Activation Notice, each Obligor shall cause each and every bank at which any Obligor Account and Lock Box is located, including each Relationship Bank and each of the other banks at which any Obligor Account is located, to (i) deposit any checks, drafts or other similar items of payment received in any Lock Box directly into an Obligor Account, (ii) forward immediately, and in no event less frequently than once each Business Day, all amounts in the Obligor Accounts at such bank to the Concentration Account and (iii) commence, and continue each Business Day, the process of daily sweeps from each Obligor Account into the Concentration Account. Each Obligor shall (upon Holdings' receipt of an Activation Notice) cause the Concentration Account Bank to forward immediately all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account.

            (d) So long as no Event of Default has occurred and is continuing, Holdings may (i) amend SCHEDULE 1.7 to add or replace a Lock Box or Obligor Account or replace the Concentration Account; PROVIDED, HOWEVER, THAT (A) Agent shall have consented in writing to the opening of such account with the relevant bank and (B) prior to the time of the opening of such account or Lock Box, such bank and the applicable Obligor and/or Subsidiary thereof shall have executed and delivered to Agent a triparty blocked account agreement, in form and substance satisfactory to Agent and (ii) invest amounts maintained overnight in the Concentration Account in accordance with this Agreement in overnight deposits offered by the Concentration Account Bank.

            (e) The Lock Boxes, Obligor Accounts, Disbursement Account and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Revolving Credit Loan and all other Obligations, and in which such Obligor or Subsidiary shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

            (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with SECTION 1.8 of the Agreement and shall be applied (and allocated) by Agent in accordance with SECTION 1.9 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            (g) Each Borrower may maintain, in its name, an account (the "DISBURSEMENT ACCOUNT") at a bank acceptable to Agent into which, Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to SECTION 1.1 for use by Borrowers solely in accordance with the provisions of
SECTION 1.4.

            (h) Each Obligor shall and shall cause each Subsidiary thereof to
(i) hold in trust for the Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Obligor or Subsidiary, and (ii) within one (1) Business Day after receipt by such Obligor or Subsidiary of any checks, cash or other items of payment, deposit the same into an Obligor Account.

                            ANNEX D (SECTION 2.1(B))
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                              SCHEDULE OF DOCUMENTS

In addition to, and not in limitation of, the conditions described in SECTION
2.1 of the Agreement, pursuant to SECTION 2.1(B), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in ANNEX A to the Agreement):

      A. APPENDICES. All Schedules, Exhibits, Annexes and other attachments to the Agreement, in form and substance satisfactory to Agent.

      B. REVOLVING CREDIT NOTES. Duly executed originals of the Revolving Credit Notes for each applicable Lender, dated the Closing Date.

      C. SECURITY AGREEMENT. Originals of the Security Agreement, amended and restated as of the Closing Date, duly executed by each Obligor, and all instruments, documents and agreements executed pursuant thereto, including a power of attorney dated the Closing Date and executed by all Obligors, including revised schedules thereto.

      D. SECURITY INTERESTS AND CODE FILINGS. Except as received by Agent pursuant to the Prior Credit Agreement:

            (a) evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority (other than to the extent otherwise permitted in accordance with SECTION 6.7) security interest in the Collateral, including (i) such documents duly executed by each Obligor (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) in order to perfect Agent's security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Obligor as debtor, together with copies of such financing statements, none of which (other than to the extent permitted in accordance with SECTION 6.7) shall cover the Collateral;

            (b) evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Obligor, with respect to each location, if any, at which Inventory may be consigned; and

            (c) Control Letters for each Obligor from (i) all issuers of uncertificated securities and other financial assets held by each Obligor, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Obligor and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Obligor.

      E. CASH MANAGEMENT SYSTEM; BLOCKED ACCOUNT AGREEMENTS. Except as received by Agent pursuant to the Prior Credit Agreement, evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with ANNEX C to the Agreement have been established and are currently being maintained in the manner set forth in such ANNEX C, together with copies of duly executed amendments as may be necessary for each blocked account and lock box agreement required by ANNEX C.

      F. INTELLECTUAL PROPERTY ASSIGNMENTS AND SUPPLEMENTS. Duly executed original amendments to each Copyright Assignment, Patent Assignment and Trademark Assignment, all in form and substance satisfactory to Agent.

      G. STOCK PLEDGE AGREEMENT. Originals of the Stock Pledge Agreement, amended and restated as of the Closing Date, together with all schedules thereto, duly executed by each Obligor with respect to the Stock of each Subsidiary thereof, in each case accompanied by (to the extent not yet delivered) (i) share certificates representing all of the outstanding Stock being pledged pursuant to such Stock Pledge Agreement and stock powers for such share certificates executed in blank and (ii) original intercompany notes and other instruments evidencing Indebtedness being pledged pursuant to such Stock Pledge Agreement, duly endorsed in blank.

      H. WAIVERS. Except as received by Agent pursuant to the Prior Credit Agreement, landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to SECTION 5.11; PROVIDED that, in the event Obligors are unable to obtain the same as to any location on or before the Closing Date, until such time as the same is obtained Borrowing Availability shall be subject to a reserve established by Agent as set forth in SECTION 5.11.

      I. MORTGAGES. Except as received by Agent pursuant to the Prior Credit Agreement, Agent, shall have received first (or second, as herein permitted) Mortgages (or amendments thereto, as required) covering all of the Mortgaged Properties, together with as Agent may request: (a) title insurance policies (copies thereof, as to second mortgages), current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages (or amendments) have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law);
(c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Agent; and (d) from each existing mortgage lender having any Lien on any Mortgaged Property, a consent to the grant of the applicable Mortgage (or amendment) in favor of Agent and an acknowledgment of Agent's first priority security interest in all Collateral consisting of personal property now or hereafter located at or on such Mortgaged Property and Agent's ability to exercise all remedies provided to it under the Loan Documents with respect to such Collateral, all in form and substance satisfactory to Agent. Each Obligor hereby agrees that if, for any reason, any document required pursuant to the immediately preceding clause (d) has not been received by Agent as of the Closing Date, then each applicable Obligor shall, on the Closing Date, pay out such non-consenting mortgage lender, have its respective mortgage lien removed from the property affected thereby and grant to Agent a first mortgage on such Mortgaged Property.

      J. SUBORDINATION AND INTERCREDITOR AGREEMENTS. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Obligor, and the terms and conditions of all such Indebtedness shall be acceptable to Agent, in its sole discretion.

      K. INSURANCE. Except as received by Agent pursuant to the Prior Credit Agreement, satisfactory evidence that the insurance policies required by SECTION
5.5 are in full force and effect, together with appropriate evidence showing currently effective loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

      L. APPOINTMENT OF AGENT FOR SERVICE. Except as received by Agent pursuant to the Prior Credit Agreement, an appointment of CT Corporation as each Obligor's agent for service of process.

      M. ACCOUNTANTS' LETTEA letter authorizing the independent certified public accountants of the Obligors to communicate with Agent and Lenders in accordance with SECTION 4.2 and indicating Lenders' reliance on the auditor's certification of past and future Financial Statements.

      N. OFFICER'S CERTIFICATE. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer or Chief Financial Officer of Holdings, dated the Closing Date, stating that, since May 31, 1996
(a) there has been no Material Adverse Effect on the business, operations, financial condition or prospects of Holdings and its Subsidiaries and the industries in which they operate; (b) no Litigation has been commenced which, if successful, is reasonably likely to have any such Material Adverse Effect or challenge any of the transactions contemplated by this Agreement and the other Loan Documents; (c) there has been no material adverse change in the industry in which any Obligor operates; (d) except as permitted in accordance with the Prior Credit Agreement, there have been no Restricted Payments made by any Obligor; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Obligor or Subsidiary thereof other than in the ordinary course of business.

      O. SECRETARY'S CERTIFICATE. Agent shall have received duly executed originals of a certificate of the Secretary of each Obligor, dated the Closing Date, stating that (a) at all times from and after April 8, 1997 through the Closing Date (i) there has been no change to such Obligor's charter or by-laws as delivered to Agent under the Prior Credit Agreement, and each of the same remains in full force and effect, (ii) such Obligor has remained qualified to do business and in good standing in its state of incorporation and each other jurisdiction where the failure to so qualify would be reasonably likely to have a Material Adverse Effect and (iii) there has been no change in the incumbency of the officers of such Obligor as certified to Agent under the Prior Credit Agreement and (b) attached are the true, accurate and complete resolutions of such Obligor's Board of Directors and, as required, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Obligor is a party and the transactions to be consummated in connection therewith.

      P. OPINIONS OF COUNSEL. Duly executed originals of opinions of Latham & Watkins, counsel for the Obligors, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel and including, as the case may be, each opinion of counsel for the Obligors rendered in connection with the IPO, all dated the Closing Date. By its signature to the Credit Agreement, each Obligor hereby authorizes and directs each of the foregoing counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

      Q. LETTER OF DIRECTION. Duly executed originals of a letter of direction from Holdings addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

      R. FINANCIAL STATEMENTS, SOLVENCY/PROJECTION CERTIFICATE AND OTHER DELIVERIES. Agent shall have received all financial statements and other deliveries required to be delivered as of the Closing Date pursuant to the Prior Credit Agreement, together with Projections and Pro Forma annexed as SCHEDULE 3.4, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer or Chief Financial Officer of Holdings and each Borrower, based on such Projections and Pro Forma, to the effect that (a) each Borrower will be Solvent upon the consummation of the transactions contemplated herein;
(b) the Projections are based upon estimates and assumptions stated therein, all of which Holdings and Borrowers believe to be reasonable and fair in light of current conditions and current facts known to them and, as of the Closing Date, reflect Holdings' and Borrowers' good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; (c) the Pro Forma was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP, and (d) containing such other statements with respect to the solvency of Borrowers and matters related thereto as Agent shall request.

      S. IPO DOCUMENTS. Copies of all IPO Documents, certified by a Responsible Officer of Holdings as being a true, accurate and complete set of all IPO Documents.

      T. OTHER DOCUMENTS. Such other certificates, documents and agreements respecting any Obligor as Agent may, in its sole discretion, request, including appraisals and environmental reports.

                            ANNEX E (SECTION 4.1(A))
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

            Holdings shall deliver or cause to be delivered to Agent and Lenders, the following:

            (a) To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month (other than a Fiscal Month end for which a quarterly report under CLAUSE (B) is required) (i) for Holdings and its Subsidiaries on a consolidated and consolidating basis, unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the budget, all prepared in accordance with GAAP (subject to normal year-end adjustments) and (ii) a certificate of the Chief Financial Officer of Holdings (on behalf of itself and each Borrower) attached to the foregoing financial information to the effect that (A) the attached Financial Statements present fairly in all material respects and in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of, and for, such Fiscal Month, (B) all other attached financial information is true, correct and complete in all material respects and
(C) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

            (b) To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter (i) for Holdings and its Subsidiaries on a consolidated and consolidating basis, unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the budget, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes), (ii) a certificate of the Chief Financial Officer of Holdings (on behalf of itself and each Borrower) attached to the foregoing financial information to the effect that (A) the attached Financial Statements present fairly in all material respects and in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of, and for, such Fiscal Quarter, (B) all other attached financial information is true, correct and complete in all material respects and (C) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default, (iii) a statement setting forth the calculations used in determining compliance with each financial covenant set forth on ANNEX G and (iv) a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

            (c) To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an operating plan for the next three years, approved by the Board of Directors of Holdings, on behalf of Holdings and each Borrower, which will include a complete statement of the material assumptions on which such plan is based, a monthly budget for the first year, quarterly projections for the following two years (in each case along with the respective balance sheets, statements of income and cash flows, all prepared on the same basis and in similar detail as the Financial Statements delivered pursuant to paragraphs (a) and (b) hereof), and plans for personnel, capital expenditures and facilities; all of which shall be in detail acceptable to Agent in its sole discretion;

            (d) To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements, for Holdings and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and stockholders equity and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent, and accompanied by (i) a statement prepared in reasonable detail setting forth the calculations used in determining compliance with each of the financial covenants set forth on ANNEX G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Holdings (on behalf of itself and each Borrower) that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries on a consolidated basis, as at the end of, and for, such Fiscal Year, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

            (e) To Agent and Lenders, within five (5) Business Days after receipt thereof by any Obligor, copies of all management letters, exception reports or similar letters or reports received by any Obligor from their independent certified public accountants;

            (f) To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after any Obligor becomes aware of the existence of any Default or Event of Default, or any development or other information which to the knowledge of any Obligor after reasonable inquiry could reasonably be expected to have a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or development or information with respect thereto, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

            (g) To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month (or more frequently if requested by Agent), an intercompany loan summary itemizing the then current balance of each intercompany loan between or among the Obligors and their Subsidiaries; and

            (h) To Agent and Lenders, such other financial and other information respecting the businesses, financial condition or prospects of Holdings or any of its Subsidiaries as Agent or any Lender shall, from time to time, reasonably request.

                            ANNEX F (SECTION 4.1(B))
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                               COLLATERAL REPORTS

            (a) To Agent and Lenders, together with delivery of each Notice of Revolving Credit Advance and Notice of Conversion/Continuation, a certificate of the Chief Financial Officer of Holdings certifying that at the time of and after giving actual and pro forma effect to the proposed Revolving Credit Advance, conversion or continuation, each Borrower for which such advance, conversion or continuation is requested is and will be Solvent.

            (b) To Agent, upon its request, and in any event, to Agent and Lenders, together with delivery of each of the monthly and quarterly Financial Statements delivered pursuant to ANNEX E, (i) a Collateral Certificate delivered by the Chief Financial Officer of Holdings on behalf of each Obligor, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion and (ii) a summary of all current Investments made by each Obligor as of the last day of the applicable month or quarter (in the form of APPENDIX I hereto) by (A) investor and amount, nature and, if any, maturity of such Investment, (B) if in cash, cash equivalents or marketable securities, the financial institution at which such Investment is held and (C) if not described in clause (B) above, the Person in which such investment is made, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

            (c) Such other reports, statements and reconciliations with respect to the Collateral or the solvency of any Obligor as Agent shall from time to time request in its reasonable discretion.

                              APPENDIX I TO ANNEX F
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                           FORM OF INVESTMENT SCHEDULE

This Investment Schedule is submitted as of __________, ____, under and pursuant to that certain Third Amended and Restated Credit Agreement dated May 6, 1997, by and among the undersigned ("Holdings"), the other Obligors named therein, General Electric Capital Corporation ("Agent") and the Lenders named therein, and is certified to be true and correct in all particulars.

                                                   INVESTMENT MANAGER /
  INVESTOR   AMOUNT   DESCRIPTION   MATURITY   INVESTMENT COMPANY   ACCOUNT NO.
 ---------- -------  ------------- ---------- --------------------  -----------






            IN WITNESS WHEREOF, Holdings has caused this Collateral Certificate to be executed and delivered by its duly authorized Chief Financial Officer as of the date first set forth above.


                                    WEIDER NUTRITION INTERNATIONAL, INC.

                                       By:________________________________
                                           Chief Financial Officer

                             ANNEX G (SECTION 6.20)
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                               FINANCIAL COVENANTS

            Holdings shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP, consistently applied:

            (a) MAXIMUM CAPITAL EXPENDITURES. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year set forth below that exceed the amount set forth opposite such Fiscal
      Year:

            FISCAL YEAR                                     AMOUNT

            Fiscal Year 1997                                $18,500,000
            Fiscal Year 1998                                $12,000,000
            Fiscal Year 1999 and each                       $ 8,000,000
             Fiscal Year thereafter

            (b) MINIMUM NET WORTH. Holdings shall maintain on a consolidated basis at all times during the period ending at the end of each Fiscal Quarter described below Net Worth equal to or greater than the amount set forth opposite such Fiscal Quarter:

            FISCAL QUARTER                                     AMOUNT

            Each Fiscal Quarter ending May 31, 1997         $  75,000,000
                 through February 28, 1998
            Fiscal Quarters ending May 31, 1998             $  90,000,000
                 and August 31, 1998
            Fiscal Quarters ending November 30, 1998        $  95,000,000
                 and February 28, 1999
            Each Fiscal Quarter ending thereafter           $ 105,000,000

            (c) MINIMUM INTEREST COVERAGE RATIO. Holdings, on a consolidated basis, shall have at the end of each Fiscal Quarter described below a ratio of (i) the sum of (A) EBITDA LESS (B) Capital Expenditures LESS (C) taxes paid in cash to (ii) Gross Interest Charges, in each case for the 12 month period then ended, equal to or greater than the ratio set forth opposite such Fiscal Quarter:

            FISCAL QUARTER                                    RATIO

            Each Fiscal Quarter ending May 31, 1997         1.75:1.00
                 through February 28, 1998
            Fiscal Quarters ending May 31, 1998             2.25:1.00
                 and August 31, 1998
            Each Fiscal Quarter ending November 30, 1998    3.25:1.00
                 through May 31, 1999
            Each Fiscal Quarter ending thereafter           4.50:1.00

            (d) MAXIMUM FUNDED DEBT TO EBITDA RATIO. Holdings, on a consolidated basis, shall have at the end of each Fiscal Quarter described below a ratio of (i) Funded Debt to (ii) EBITDA, in each case for the 12 month period then ended, less than or equal to the ratio set forth opposite such Fiscal Quarter:

            FISCAL QUARTER                                    RATIO

            Each Fiscal Quarter ending May 31, 1997         3.50:1.00
                 through November 30, 1997
            Each Fiscal Quarter ending February 28, 1998    3.00:1.00
                 through November 30, 1998
            Each Fiscal Quarter ending thereafter           2.50:1.00

                              ANNEX H (SECTION 9.9)
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                          LENDERS' ACCOUNT INFORMATION

Lender:     General Electric Capital Corporation
Bank:       Bankers Trust Company
ABA #:      021 001 033
Acct #:     50232854
Name:       GECC/CF Depositary
Ref:        Weider Nutrition / CFC4070


Lender:     CoreStates Bank, N.A.
Bank:       CoreStates Bank, N.A.
ABA:        031 000 011
Acct #:     0001320452
Name:       Weider Nutrition
Ref:        Loan Department


Lender:     LaSalle National Bank
Bank:       LaSalle National Bank
ABA:        071 000 505
Acct #:     1378018-7300
Name:       Commercial Loans
Ref:        Weider


Lender:     The Bank of Nova Scotia
Bank:       The Bank of Nova Scotia
ABA:        026 002 532
Acct #:     0610135
Name:       The Bank of Nova Scotia, San Francisco, CA
            Loan Servicing Account
Ref:        Weider Nutrition


Lender:     Creditanstalt-Bankverein
Bank:       Chase Manhattan
ABA:        021 000 021
Acct #:     544-7-73095
Name:       Creditanstalt, New York
Ref:        Weider Nutrition

Lender:     Dresdner Bank AG, New York Branch
            and Grand Cayman Branch
Bank:       Dresdner Bank AG, New York Branch
ABA:        026 008 303
Acct #:     115241/15
Name:       Weider Nutrition
Ref:        Weider Nutrition Group


Lender:     Zions First National Bank
Bank:       Zions First National Bank
ABA:        124 000 054
Acct #:     9542817-9001
Name:       Weider Nutrition
Ref:        Pat Youngren

                             ANNEX I (SECTION 11.10)
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                NOTICE ADDRESSES

(a)   If to Agent or any Lender, at:

      General Electric Capital Corporation
      350 South Beverly Drive - Suite 200
      Beverly Hills, California 90212
      Attention:  Weider Account Manager
      Telephone No.: (310) 203-0335

      with copies to:

      General Electric Capital Corporation
      105 West Madison Street - Suite 1600
      Chicago, Illinois 60602
      Attention: Weider Account Manager
      Telecopier No.: (312) 419-5957
      Telephone No.:  (312) 419-0985

      General Electric Capital Corporation
      201 High Ridge Road
      Stanford, Connecticut 06927-5100
      Attention:  Corporate Counsel
      Telecopier No.: (203) 316-7889
      Telephone No.:  (203) 316-7552

      Winston & Strawn
      35 West Wacker Drive
      Chicago, Illinois 60601
      Attention:  David G. Crumbaugh
      Telecopier No.: (312) 558-5700

      Telephone No.:  (312) 558-5600

(b)   If to any Obligor:,

      c/o Weider Nutrition International, Inc.
      1960 South 4250 West
      Salt Lake City, Utah  84104
      Attention:  Joseph W. Baty
      Telecopier No.: (801) 972-6532
      Telephone No.:  (801) 975-5000

      with copies to:

      Latham & Watkins
      885 Third Avenue - Suite 1000
      New York, New York 10022
      Attention:  Nancy Schimmel
      Telecopier No.: (212) 751-4864
      Telephone No.:  (212) 906-1200

                                     ANNEX J
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                       COMMITMENTS

                                       REVOLVING CREDIT
LENDER                                 LOAN COMMITMENT         PERCENTAGE

General Electric Capital Corporation    $ 43,550,000.00          33.50000%

CoreStates Bank, N.A.                   $ 22,425,000.00          17.25000%

LaSalle National Bank                   $ 22,425,000.00          17.25000%

The Bank of Nova Scotia                 $ 10,400,000.00           8.00000%

Creditanstalt-Bankverein                $ 10,400,000.00           8.00000%

Dresdner Bank AG                        $ 10,400,000.00           8.00000%

Zions First National Bank               $ 10,400,000.00           8.00000%
                                        ---------------         ----------
Total:                                  $130,000,000.00         100.00000%
                                        ===============         ==========

                                    EXHIBIT A
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                     FORM OF
                       NOTICE OF REVOLVING CREDIT ADVANCE

            Reference is made to that certain Third Amended and Restated Credit Agreement dated as of May 6, 1997 by and among the undersigned ("HOLDINGS"), the other Obligors named therein, General Electric Capital Corporation ("AGENT") and all Lenders named therein (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

            Holdings hereby gives irrevocable notice, pursuant to SECTION 1.1(A) of the Credit Agreement, of a request hereby for a Revolving Credit Advance as follows:


      AGGREGATE AMOUNT OF ADVANCE:        $____________

      DATE OF ADVANCE:                     ____________


      BORROWER      AMOUNT OF ADVANCE       TYPE OF REVOLVING CREDIT LOAN      INTEREST PERIOD

      __________    $________________       [Index Rate][LIBOR] Loan            ___ Months


      The requested Revolving Credit Advance is to be wired as follows:

      [Name of Bank]
      [City of Bank]
      Beneficiary:  _______________
      Account No.:  ______________
      ABA No.:  _________________
      Attn:  _____________________

            Holdings hereby certifies that all of the statements contained in
Section 2.2 of the Credit Agreement and in Section 4 of the Security Agreement are true and correct on the date hereof, and will be true and correct on the date of the Advance(s) requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom. In the case of any Revolving Credit Advance bearing interest at the LIBOR Rate, Holdings certifies that it has complied with the requirements of Section 1.5(e) of the Credit Agreement.

            Holdings' Chief Financial Officer hereby certifies that at the time of and after giving actual and pro forma effect to the requested Revolving Credit Advance each Borrower for which such advance is requested is and will be Solvent.

            IN WITNESS WHEREOF, Holdings has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized Chief Financial Officer as of the date first set forth above.

                                    WEIDER NUTRITION INTERNATIONAL, INC.

                                       By:

                                           Chief Financial Officer

                                    EXHIBIT B
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                     FORM OF
                        NOTICE OF CONVERSION/CONTINUATION

            Reference is made to that certain Third Amended and Restated Credit Agreement dated as of May 6, 1997 by and among the undersigned ("HOLDINGS"), the other Obligors named therein, General Electric Capital Corporation ("AGENT") and all Lenders named therein (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

            Holdings hereby gives irrevocable notice, pursuant to SECTION 1.5(E) of the Credit Agreement, of a request hereby to:

            (a) convert $________ of the aggregate outstanding principal amount of the Revolving Credit Loan advanced to [Borrower], bearing interest at the [LIBOR][Index] Rate, into a(n) [LIBOR][Index Rate] Loan and, in the case of a LIBOR Loan, having an interest period of _____ month(s)

            (b) continue $________of the aggregate outstanding principal amount of the Revolving Credit Loan advanced to [Borrower], bearing interest at the LIBOR Rate, as a LIBOR Loan having an interest period of _____ month(s)

            Holdings hereby certifies that all of the statements contained in
Section 2.2 of the Credit Agreement and in Section 4 of the Security Agreement are true and correct on the date hereof, and will be true and correct on the date of the conversion(s)/continuation(s) requested hereby, before and after giving effect thereto. In the case of a conversion to or continuation of any Revolving Credit Advance bearing interest at the LIBOR Rate, Holdings certifies that the requirements of Section 1.5(e) of the Credit Agreement have been complied with.

            Holdings' Chief Financial Officer hereby certifies that at the time of and after giving actual and pro forma effect to the requested conversion/continuation each Borrower for which such advance is requested is and will be Solvent.

            IN WITNESS WHEREOF, Holdings has caused this Notice of Conversion/ Continuation to be executed and delivered by its duly authorized Chief Financial Officer as of the date first set forth above.


                                    WEIDER NUTRITION INTERNATIONAL, INC.

                                       By:

                                           Chief Financial Officer

                                    EXHIBIT C
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                     FORM OF
               THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

                                                               Chicago, Illinois

$__________________                                     _______________, _______

            FOR VALUE RECEIVED, each of the undersigned (collectively, "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISES TO PAY to the order of _________________________ ("Lender"), at the address of General Electric Capital Corporation, as Agent for Lenders, 105 West Madison Street - Suite 1600, Chicago, Illinois 60602, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of __________________________ DOLLARS AND ___ CENTS ($____________) as such amount may be adjusted from time to time, if at all, pursuant to the "Credit Agreement" (as hereinafter defined), or, if less, the aggregate outstanding amount of Lender's Pro Rata Share of the Revolving Credit Loan. Capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement and ANNEX A thereof.

            This Third Amended and Restated Revolving Credit Note (this "Note") is issued pursuant to that certain Third Amended and Restated Credit Agreement, dated as of May 6, 1997, by and among Borrowers, the other Obligors named therein, Agent and Lenders (as the same may from time to time be amended, restated, supplemented or modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Revolving Credit Loan evidenced hereby was made and is to be repaid.

            The principal amount of the Indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement. If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            Upon and after the occurrence of any Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

            THIS NOTE HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

            The Revolving Credit Notes issued and delivered on the date hereof to the Lenders are issued in replacement of and substitution for, and not in payment of, the Revolving Credit Loan made to the Borrowers pursuant to the Prior Credit Agreement, and the amount of said Revolving Credit Loan shall be deemed to continue as the Revolving Credit Loan on the Closing Date, including, without limitation, all accrued and unpaid interest thereon, and shall hereafter be evidenced by such Revolving Credit Notes.


                              WEIDER NUTRITION GROUP, INC.
                              SCHIFF PRODUCTS, INC.
                              GREAT AMERICAN FOODS, INC.
                              AMERICAN NUTRITION BARS, INC.

                              For each of the foregoing:

                              By: ________________________________

                              Title: _____________________________

                                    EXHIBIT D
                                       TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                     FORM OF
                             COLLATERAL CERTIFICATE

This Collateral Certificate is submitted as of __________, ____, under and pursuant to that certain Third Amended and Restated Credit Agreement dated May 6, 1997, by and among the undersigned ("Holdings"), the other Obligors named therein, General Electric Capital Corporation ("Agent") and the Lenders named therein, is tendered for the purpose of inducing the Lenders to continue to make Revolving Credit Advances and incur Letter of Credit Obligations to or for the benefit of Borrowers and is certified to be true and correct in all particulars.


                            WEIDE R     ABB     NION     NUTRITION     SCHIFF     GAF       ANB
                           ---------  ------   ------   -----------   --------   -----    -------
Accounts
  > 60 days past due
  intercompany
  contracts

Inventory
  at outside vendors
  WIP

__________________________


Weider     all operations of Nutrition other than ABB, NION, Schiff, GAF and ANB
ABB        American Body Building, a division of Nutrition
NION       National Institute of Nutrition, a division of Nutrition
Nutrition  Weider Nutrition Group, Inc.
Schiff     Schiff Products, Inc.
GAF        Great American Foods, Inc.
ANB        American Nutrition Bars, Inc.

            IN WITNESS WHEREOF, Holdings has caused this Collateral Certificate to be executed and delivered by its duly authorized Chief Financial Officer as of the date first set forth above.


                                    WEIDER NUTRITION INTERNATIONAL, INC.

                                       By:_______________________________
                                           Chief Financial Officer



                                     -1-